SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LENNAR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

Notice of 2012 Annual Meeting of Stockholders

To the Stockholders of Lennar Corporation:

This is to notify you that the 2012 Annual Meeting of Stockholders of Lennar Corporation will be held at our offices at 700 Northwest 107th Avenue, Second Floor, Miami, Florida 33172 on Wednesday, April 11, 2012, at 11:00 a.m. Eastern Time, for the following purposes:

1.	To elect eight Directors to serve until the next Annual Meeting of Stockholders;

2.	To have an advisory vote on the Company’s compensation of named executive officers (a non-binding “say-on-pay” vote);

3.	To vote on proposed amendments to the Company’s 2007 Equity Incentive Plan;

4.	To vote on a proposal to approve the Company’s 2012 Incentive Compensation Plan;

5.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 30, 2012;

6.	To act on a stockholder proposal regarding the Company’s energy use practices; and

7.	To act upon any other matters that properly come to a vote at the annual meeting.

Only stockholders of record at the close of business on February 15, 2012 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting.

We cordially invite you to attend the annual meeting in person. However, whether or not you plan to attend the meeting in person, it is important that your shares are represented at the meeting. We ask that you either vote your shares or return the enclosed proxy card at your earliest convenience. If you give a proxy, you may revoke it at any time before it is used and if you vote in person at the meeting; your proxy will automatically be revoked as to each matter on which you vote in person.

By Order of the Board of Directors

Mark Sustana

Secretary and General Counsel

Miami, Florida

March 2, 2012

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

2012 Annual Meeting of Stockholders

Proxy Statement

Solicitation of Proxies

Our Board of Directors is soliciting the accompanying proxy in connection with matters to be considered at our 2012 Annual Meeting of Stockholders to be held at our offices at 700 Northwest 107th Avenue, Second Floor, Miami, Florida 33172 on Wednesday, April 11, 2012 at 11:00 a.m. Eastern Time. The individuals named on the proxy card will vote all shares represented by proxies in the manner designated or, if no designation is made, they will vote as follows:

(1)	FOR each of the eight nominees named in this proxy statement for election to the Board of Directors;

(2)	FOR approval of the Company’s compensation of named executive officers;

(3)	FOR approval of the amendments to the Company’s 2007 Equity Incentive Plan described below;

(4)	FOR approval of the Company’s 2012 Incentive Compensation Plan;

(5)	FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 30, 2012;

(6)	AGAINST the stockholder proposal regarding the Company’s energy use practices; and

(7)	In their best judgment with respect to any other matters that properly come to a vote at the annual meeting.

The individuals who act as proxies will not vote shares that are the subject of a proxy card on a particular matter if the proxy card instructs them to abstain from voting on that matter or to the extent the proxy card is marked to show that some of the shares represented by the proxy card are not to be voted on that matter.

Record Date

Only stockholders of record at the close of business on February 15, 2012 will be entitled to notice of or to vote at this annual meeting or any adjournment of the meeting. On or about March 2, 2012, we are mailing a Notice of Availability of Proxy Materials, which describes how to obtain copies of this proxy statement, to all stockholders of record at the close of business on February 15, 2012.

Shares Outstanding and Voting Rights

We have two classes of voting stock outstanding, Class A common stock and Class B common stock. At February 15, 2012, 157,855,510 shares of Class A common stock and 31,303,195 shares of Class B common stock were outstanding. Each outstanding share of Class A common stock entitles the holder to one vote. Each outstanding share of Class B common stock entitles the holder to ten votes.

Counting Votes

The inspector of elections appointed for the meeting will count the votes that are cast by proxy or in person at the annual meeting. A majority in voting power, and not less than one-third in number, of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Our 401(k) plan provides that the trustee of the 401(k) plan will vote the shares of our common stock that are not directly voted by the participants. Shares as to which there are abstentions, and shares held by brokers that are not voted as to particular proposals, will nonetheless be included in determining whether a quorum is present or represented at the annual meeting. Brokers who hold shares in street name for customers will not be able to vote the shares without instructions from their customers with respect to any of the proposals, other than the proposal to ratify the selection of our auditors. Shares for which brokers have not received instructions, and which therefore are not voted, with respect to a particular proposal are referred to as “broker non-votes” with respect to that proposal. Neither abstentions from voting on a proposal described in this proxy statement nor broker non-votes will affect the outcome of the vote on that proposal.

Voting Requirements

Each Director will be elected by a plurality of the votes cast with regard to the election of Directors by the holders of shares of our Class A and Class B common stock, voting together as a single class. A majority of the votes cast by the holders of shares of our Class A and Class B common stock, voting together as a single class, is required to approve any of the other proposals (including the stockholder proposal).

How to Vote

To vote by mail:

(1)	Mark, sign and date your proxy card; and
(2)	Return your proxy card in the enclosed envelope.

To vote over the Internet:

(1)	Have your notice and proxy card available;
(2)	Log on to the Internet and visit the website noted on your proxy card;
(3)	Follow the instructions provided; and
(4)	Do not mail your proxy card.

To vote by telephone:

(1)	Have your notice and proxy card available;
(2)	Call the toll-free number listed on your proxy card;
(3)	Follow the recorded instructions; and
(4)	Do not mail your proxy card.

To vote in person if you are a registered stockholder:

(1)	Attend our annual meeting;
(2)	Bring a valid government issued photo identification; and
(3)	Deliver your completed proxy card or ballot in person.

To vote in person if your shares are held in “street name” (through a bank or broker):

(1)	Attend our annual meeting;
(2)	Bring a valid government issued photo identification; and
(3)	Obtain from your bank or broker a document that authorizes you to vote the shares that are held for your benefit, attach that document to your completed proxy card or ballot and deliver it in person.

Revoking Your Proxy

You may revoke your proxy at any time before it is used:

(1)	In person at the annual meeting;
(2)	By a writing delivered to our offices before the proxy is used; or
(3)	By a later-dated proxy delivered to our offices before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot with regard to a matter, you will revoke your proxy as to that matter.

Cost and Method of Solicitation

We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our Directors, officers and employees (“associates”) may solicit proxies personally or by telephone. We will not reimburse any Director, officer or associate for soliciting proxies. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to beneficial owners.

Principal Stockholders

The following table shows stock ownership information as of February 15, 2012 with respect to each of our stockholders who is known by us to be a beneficial owner of more than 5% of either class of our outstanding common stock. To the best of our knowledge, and except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(6)
Stuart A. Miller	Class B Common Stock	21,408,184	(1)(2)	68.4%
700 Northwest 107th Avenue Miami, FL 33172

FMR LLC	Class A Common Stock	28,051,188	(3)	17.8%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc	Class A Common Stock	9,284,262	(4)	5.9%
40 East 52nd Street New York, NY 10022
Wellington Management Company, LLP	Class A Common Stock	9,112,139	(5)	5.8%
280 Congress Street Boston, MA 02210

(1)	Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold controlling and substantial limited partner interests in two partnerships (Mr. Miller, his brother and sister also directly own minor limited partnership interests in the two partnerships), which together own 21,204,314 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. In addition, Mr. Miller has shared voting and investment power with respect to 104,262 of the shares of Class B common stock reflected in this table.
(2)	Includes 97,730 shares of Class B common stock owned by Mr. Miller and 1,878 shares of Class B common stock allocated to Mr. Miller’s account under the Company’s Employee Stock Ownership Plan.
(3)	Based on Amendment No. 6 to the stockholder’s Schedule 13G, filed on February 14, 2012. Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR LLC, beneficially owns 28,000,240 shares of Class A common stock as a result of acting as investment adviser to various registered investment companies (the “Funds”). One Fund, Fidelity Growth Company Fund, owns 11,016,177 shares of Class A common stock. Edward C. Johnson 3d has effective control of FMR LLC, and therefore may be deemed to be the beneficial owner of all shares of which FMR LLC is beneficial owner. FMR LLC has sole voting power with regard to 50,948 shares and sole dispositive power as to all 28,051,188 shares.
(4)	Based on Amendment No. 2 to the stockholder’s Schedule 13G, filed on February 14, 2012.
(5)	Based on the stockholder’s Schedule 13G, filed on February 14, 2012. The stockholder has shared voting power with regard to 3,232,774 shares of Class A common stock and shared dispositive power with regard to 9,112,139 shares of Class A common stock.
(6)	Percent of Class is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, based on the total issued and outstanding shares of the class applicable on February 15, 2012.

Stock Ownership of Our Management

The following table shows beneficial ownership information as of February 15, 2012 for (1) each of our current Directors, (2) each of the “named executive officers” who are listed in the “Summary Compensation Table” and (3) all of our current Directors and executive officers as a group. The share amounts and ownership percentages shown for each individual in the table include shares of Class A or Class B common stock that are not currently outstanding but which the individual may acquire upon exercise of options held by that individual that are currently exercisable or will become exercisable within 60 days after February 15, 2012. To the best of our knowledge, except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all the shares of common stock shown as beneficially owned by them.

	Class of Common Stock
	Class A Common Stock			Class B Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(9)	Amount and Nature of Beneficial Ownership		Percent of Class(9)
Rick Beckwitt	1,268,708	(1)	*	—		*
Irving Bolotin	95,915	(2)	*	15,288		*
Steven L. Gerard	21,640	(2)	*	850		*
Theron I. (“Tig”) Gilliam	8,400	(2)	*	—		*
Bruce E. Gross	578,616	(3)	*	70,582		*
Sherrill W. Hudson	23,000	(2)	*	5,000		*
Jonathan M. Jaffe	1,484,724	(1)	*	37,818		*
R. Kirk Landon	49,300	(4)	*	22,380		*
Sidney Lapidus	215,842	(2)	*	39,996		*
Stuart A. Miller	2,422,930	(5)	1.5%	21,408,184	(6)	68.4%
Donna E. Shalala	15,950	(2)	*	200		*
Jeffrey Sonnenfeld	15,104	(2)	*	—		*
Mark Sustana	149,308	(7)	*	—		*
Directors and Officers as a Group (15 persons)	6,665,657	(8)	4.2%	21,608,257		69.0%

*	less than 1%
(1)	Includes options to purchase 375,000 shares of Class A common stock.
(2)	Includes options to purchase 5,000 shares of Class A common stock.
(3)	Includes options to purchase 87,500 shares of Class A common stock.
(4)	Includes options to purchase 7,500 shares of Class A common stock.
(5)	Mr. Miller has shared voting and investment power with respect to 182,650 shares of Class A common stock reflected in this table.
(6)	Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold substantial limited partner interests in two partnerships (Mr. Miller, his brother and sister also directly own minor limited partnership interests in the two partnerships), which together own 21,204,314 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. In addition, Mr. Miller has shared voting and investment power with respect to 104,262 of the shares of Class B common stock reflected in this table.
(7)	Includes options to purchase 22,500 shares of Class A common stock.
(8)	Includes options to purchase 933,750 shares of Class A common stock.
(9)	Percent of Class is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, based on the total issued and outstanding shares of the class indicated as of February 15, 2012.

Each outstanding share of Class B common stock entitles the holder to ten votes and each outstanding share of Class A common stock entitles the holder to one vote. Thus, as of February 15, 2012, Mr. Miller had the power to cast 216,504,770 votes, which is 46.0% of the combined votes that could be cast by all the holders of Class A common stock and Class B common stock, and all of our Directors and executive officers as a group had the power to cast 221,814,477 votes, which is 47.1% of the combined votes that could be cast by all the holders of Class A common stock and Class B common stock.

Stock Ownership Guidelines

We have stock ownership guidelines for our Directors and certain of our executive officers. Under those guidelines, a person is expected to own, by a date not later than five years after the person is elected as a Director or is appointed to his or her position as an executive officer, shares of our common stock with a value on that date equal to the following multiple of the person’s annual directors fees or annual base salary:

Position	Multiple
Director	5x
Chief Executive Officer	6x
President	5x
Chief Operating Officer	5x
Chief Financial Officer	3x
Treasurer	2x
General Counsel/ Secretary	2x
Controller	2x

Until the required stock ownership level is achieved, a person is required to retain at least 50% of the restricted shares that become vested and the shares the person acquires through exercise of stock options. If the required level is not achieved within five years after a person is elected as a Director or appointed to his or her position as an executive officer, until the required level is achieved, the person will be required to retain 100% of the restricted shares that become vested and the shares the person acquires through exercise of stock options, other than shares used to pay taxes resulting from the vesting or exercise.

Board of Directors

Our Board of Directors is responsible for overseeing the management of our business. We keep Directors informed of our business at meetings and through reports and analyses presented to the Board of Directors and committees of the Board. Regular communications between the Directors and management also occur apart from meetings of the Board of Directors and committees of the Board. Specifically, from time to time the Board schedules calls with senior management to discuss the Company’s business strategies.

Our Board of Directors currently consists of nine members, each of whom has a term that ends at the time of the next Annual Meeting of Stockholders. Each of the eight nominees presented in the table below is currently a director and has been nominated for re-election to the Board. Donna E. Shalala has chosen not to be considered as a candidate for re-election to the Board for the upcoming year. In a letter to our Lead Director, Dr. Shalala stated that she anticipates that our Chief Executive Officer, Stuart Miller, who has for several years been one of many members of the Board of Trustees of the University of Miami where Dr. Shalala serves as President, will become a Vice Chairman of the Board of Trustees. Due to Mr. Miller’s new role on the University of Miami Board of Trustees, Dr. Shalala chose not to stand for re-election to our Board in order to avoid any appearance of conflict of interest.

We anticipate that prior to the Annual Meeting of Stockholders the Board will vote to reduce the size of our Board to eight members.

The following table provides information about the nominees for election as Directors.

Director Nominees	Age	Director Since
Irving Bolotin	79	1974
Steven L. Gerard	66	2000
Theron I. (“Tig”) Gilliam	47	2010
Sherrill W. Hudson	69	2009
R. Kirk Landon	82	1999
Sidney Lapidus(1)	74	1997
Stuart A. Miller(1)	54	1990
Jeffrey Sonnenfeld	57	2005

(1)	Member of our Executive Committee.

At our 2012 annual meeting, the persons named in the accompanying proxy will vote FOR the election of each of the persons listed above to serve as a member of our Board of Directors until our next Annual Meeting of Stockholders, except to the extent that particular proxies contain instructions to do otherwise.

Biographical Information about Our Director Nominees

Irving Bolotin has served as a Director of our company since 1974. Mr. Bolotin is currently retired. From 1972 until his retirement in December 1998, Mr. Bolotin served as a Senior Vice President of our company. During the past five years, Mr. Bolotin has served, and he currently serves, on the Boards of Directors of Rechtien International Trucks, Inc. and WPBT Channel 2. We believe Mr. Bolotin is particularly suited to contribute as a Director because of the extensive knowledge of homebuilding he obtained during the many years he was a member of our senior management.

Steven L. Gerard has served as a Director of our company since May 2000. Since October 2000, Mr. Gerard has served as a director and Chief Executive Officer of CBIZ, Inc., a provider of professional business services to individuals and companies throughout the United States. Mr. Gerard was elected Chairman of CBIZ, Inc. in October 2002. From July 1997 to October 2000, Mr. Gerard served as Chairman and Chief Executive Officer of Great Point Capital, Inc., an operations and financial consulting firm. From September 1992 to July 1997, Mr. Gerard served as Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc., and its successor, Ocean View Capital, Inc., a manufacturer of residential, commercial and industrial wire and cable products. Prior to that, Mr. Gerard spent sixteen years in various corporate finance and banking positions at Citibank, N.A. and spent seven years at the American Stock Exchange, last serving as Vice President of its Securities Division. During the past five years, Mr. Gerard has served on the Boards of Directors of CBIZ, Inc. and Joy Global, Inc. He currently is a director and a member of the Human Resources and Nominating Committee and the Audit Committee of Joy Global, Inc. We believe Mr. Gerard is particularly suited to contribute as a Director because of his experience as the chief executive officer and in other senior management positions of significant companies for many years.

Theron I. (“Tig”) Gilliam became a Director in June 2010. Mr. Gilliam is Regional Head of North America and a member of the Executive Committee at Addeco Group SA, a human resources, temporary staffing and recruiting firm. From 2002 until he joined Addeco in March 2007, Mr. Gilliam was with International Business Machines (“IBM”), serving among other things as the Global Supply Chain Management Leader for IBM Global Business Services. Mr. Gilliam was a partner with PricewaterhouseCoopers Consulting until it was acquired by IBM in October 2002. We believe Mr. Gilliam is particularly suited to contribute as a Director because of his expertise in matters related to supply chain management and human resources.

Sherrill W. Hudson has served as a Director of our Company since January 2008. Mr. Hudson is the Executive Chairman of TECO Energy, Inc. From 2004 until August 2010, he was the Chief Executive Officer of TECO Energy. Prior to joining TECO Energy in July 2004, Mr. Hudson spent 37 years with Deloitte & Touche LLP until he retired in 2002. Mr. Hudson is a member of the Florida Institute of Certified Public Accountants. In addition to serving on the Board of TECO Energy, Mr. Hudson currently is a director of Publix Supermarkets, Inc. During the past five years, he also served on the board of directors of The Standard Register Company. We believe Mr. Hudson is particularly suited to contribute as a Director because of his extensive knowledge of accounting and his management experience.

R. Kirk Landon has served as a Director of our company since January 1999. Since 1996, Mr. Landon has served as the President of The Kirk Foundation and President of The Kirk A. and Dorothy P. Landon Foundation. From 2001 to 2007, Mr. Landon served as Chairman of Orange Clothing Company, a clothing manufacturing company. From 1993 until 2006, Mr. Landon served as Chairman of Innovative Surveillance Technology, a provider of surveillance equipment. From 1977 to 1995 he served as president, and then chief executive officer, of American Bankers Insurance Company of Florida and American Bankers Life Assurance Company of Florida. From 1991 to 1998, he served as Chairman and a Director of the Federal Reserve Bank of Atlanta (Miami branch). From 1983 until 2004, Mr. Landon served on the Board of Trustees of Barry University and from 2005 to 2010, he served on the Board of Trustees of Florida International University. We believe Mr. Landon is particularly suited to contribute as a Director because of his background in insurance and bank regulatory matters.

Sidney Lapidus has served as a Director of our company since April 1997. Mr. Lapidus is a retired partner of Warburg Pincus LLC, a private equity investment firm, and was with Warburg Pincus from 1967 until his retirement at the end of 2007. During the past five years, Mr. Lapidus has served, and he currently serves, on the board of directors of Knoll, Inc. and The Neiman Marcus Group, Inc., as well as a number of non-profit organizations. We believe Mr. Lapidus is particularly suited to contribute as a Director because of the extensive knowledge of business enterprises (including homebuilding companies) and corporate governance he gained as a partner in a private equity investment firm and as a director of a number of publicly and privately owned companies.

Stuart A. Miller has served as a Director of our company since April 1990 and has served as our chief executive officer since April 1997. Mr. Miller also served as President of our Company from April 1997 to April 2011. From 1997 until 2005, Mr. Miller served as the Chairman of the Board of LNR Property Corporation, a company that invests in commercial real estate and real estate-related securities, which was a wholly-owned subsidiary of ours until it was spun-off in October 1997. Mr. Miller serves on the board of trustees of the University of Miami. We believe Mr. Miller is particularly suited to contribute as a Director because he is our chief executive officer and has extensive knowledge of our company, its operations and its strategic plans.

Jeffrey Sonnenfeld has served as a Director of our company since September 2005. Mr. Sonnenfeld has served as the Senior Associate Dean for Executive Programs and the Lester Crown Professor-in-the-Practice of Management for the Yale School of Management since 2001. In 1989, Mr. Sonnenfeld founded the Chief Executive Leadership Institute of Yale University, and he has served as its President since that time. During the past five years, Mr. Sonnenfeld had served on the board of directors of Levity HR, Inc. and TheStreet.com. We believe Mr. Sonnenfeld is particularly suited to contribute as a Director because of his business acumen and experience, as well as his exceptional work in the areas of corporate governance and leadership development as President of the Chief Executive Leadership Institute of Yale University.

Corporate Governance

Structure of our Board

Until 2006, we had both a Chairman of the Board and a chief executive officer. When the then Chairman of the Board died in 2006, we did not replace him. Instead, we have a Lead Director, who presides over Board meetings and presides at all meetings of our independent Directors. Our Board believes that arrangement works well for us, because all but one of our Directors (our chief executive officer) is independent, and our Lead Director can cause the independent Directors to meet at any time. Therefore, the Lead Director can at any time bring to the attention of a majority of the Directors any matters he thinks should be addressed by the Board and the independent Directors can, if they wish, cause the entire Board to meet in order to address matters. On the other hand, the Lead Director does not have any functions that might impair, or appear to impair, his independence.

Meeting Attendance

Our Board of Directors normally meets quarterly, but holds additional meetings as required. Under our Corporate Governance Guidelines, each Director is required to attend substantially all meetings of the Board. During fiscal 2011, the Board of Directors met 5 times. Each Director attended at least 75% of (1) the total number of meetings of the Board of Directors held while that Director was serving on our Board, and (2) the total number of meetings of each committee of the Board on which he or she was serving. It is our policy to encourage Directors and nominees for Director to attend the annual meeting of stockholders. All members of our Board attended last year’s annual meeting of stockholders.

Independent Directors

Our Board of Directors has unanimously determined that eight of our nine Directors, Messrs. Bolotin, Gerard, Gilliam, Hudson, Landon, Lapidus and Sonnenfeld and Dr. Shalala, are “independent” Directors under the Director Qualification Standards set forth in our Corporate Governance Guidelines, which are consistent with the New York Stock Exchange Corporate Governance Standards. Because Dr. Shalala is not seeking re-election to the Board, after the Annual Meeting of Stockholders, seven of our eight Directors will be Independent Directors. After considering any relevant transactions or relationships between each Director, or any of his or her family members, and the Company, our senior management or our independent registered public accounting firm, the Board of Directors has affirmatively determined that none of the independent Directors has a material relationship with us (either directly, or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us), other than as a member of our Board of Directors.

Mr. Lapidus serves as our Lead Director. In this capacity, Mr. Lapidus presides over Board meetings in the absence of a Chairman (we have not had a Chairman since our former Chairman’s death in 2006) and presides at all meetings of our independent Directors. In connection with our regularly scheduled board meetings, our independent Directors regularly meet in executive sessions that exclude our non-independent Director and management. Mr. Lapidus presides over these executive sessions.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and an Independent Directors Committee. We provide information about each of these committees below.

Audit Committee

The Audit Committee consists of Messrs. Hudson (Chairperson), Bolotin, Gerard and Landon. Our Board of Directors has determined that all the members of the Audit Committee are independent, and have all other required qualifications for service on our Audit Committee, under the New York Stock Exchange Corporate Governance Standards and the applicable rules of the Securities and Exchange Commission. Our Board of Directors has also determined that Mr. Gerard and Mr. Hudson are audit committee financial experts, as that term is defined in SEC Regulation S-K. The Audit Committee met 9 times during fiscal 2011.

Our Board of Directors has adopted a charter for the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us. Under its charter, the principal functions of the Audit Committee are:

(1)	to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance and our internal auditors’ performance;

(2)	to prepare the report that appears in our annual meeting proxy statement; and

(3)	to provide an open line of communication among our independent registered public accounting firm, our internal auditors, our management and our Board of Directors.

The Audit Committee’s responsibilities also include direct supervision of our internal auditors; selecting and determining the compensation of our independent registered public accounting firm; pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm; meeting regularly with our independent registered public accounting firm, our management and our internal auditors; reviewing any issues regarding accounting or internal control over financial reporting, including any significant deficiencies or material weaknesses in our internal control over financial reporting reported to the Audit Committee by our chief executive officer or our chief financial officer; receiving and reviewing complaints regarding accounting, internal control over financial reporting or auditing matters, including anonymous submissions by associates and others regarding questionable accounting or auditing matters; and reviewing with our counsel legal compliance and legal matters that could have a significant impact on our financial statements. The Audit Committee also discusses and reviews our policies with respect to risk assessment and risk management, including guidelines and policies governing our risk assessment and risk management processes.

Compensation Committee

The Compensation Committee consists of Messrs. Gerard (Chairperson), Gilliam, Hudson and Landon. Our Board of Directors has determined that all the members of the Compensation Committee are independent under the New York Stock Exchange Corporate Governance Standards. The Compensation Committee met 5 times during fiscal 2011.

Our Board of Directors has adopted a charter for the Compensation Committee. A copy of the Compensation Committee Charter is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us. Under its charter, the Compensation Committee’s principal functions are:

(1)	to recommend to the full Board of Directors the compensation of our principal executive officer;

(2)	to set compensation policies and programs and review management decisions regarding compensation of our senior executives, other than our principal executive officer;

(3)	to review the performance of our principal executive officer and our other executive officers;

(4)	to review with management the Compensation Discussion and Analysis that is prepared for inclusion in our proxy statement and to recommend whether that Compensation Discussion and Analysis should be included in the proxy statement; and

(5)	to prepare the Compensation Committee Report that appears in our proxy statement.

In addition, the Compensation Committee makes recommendations to the Board of Directors regarding incentive-compensation plans and equity-based plans that will apply to our senior management. The Compensation Committee has the authority to engage compensation consultants. During 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. to review the design of our direct compensation (salary, annual incentives and long-term incentives) and its linkage to the Company’s strategic plan and human resources objectives, as well as our indirect elements such as severance, change in control provisions, stock ownership guidelines, executive benefits and perquisites. The review did not include an assessment of compensation amounts.

Under the Lennar Corporation 2007 Equity Incentive Plan (as presently in effect and as it is proposed to be amended), the Compensation Committee has the authority to delegate all or a part of its duties with respect to awards under that Plan to management (excluding awards intended to qualify for an exemption under Section 162(m) of the Internal Revenue Code, awards made to individuals covered by Section 16 of the Securities Exchange Act, and awards issued to any person delegated authority by the Compensation Committee). Under the Lennar Corporation 2007 Incentive Compensation Plan, the Compensation Committee has (and under the proposed Lennar Corporation 2012 Incentive Compensation Plan, the Compensation Committee will have) the authority to delegate all or a part of its duties with respect to bonuses under the plan to management (excluding bonuses intended to qualify for an exemption under Section 162(m) of the Internal Revenue Code).

A further description of the Compensation Committee’s processes and procedures for considering and determining executive compensation is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Sonnenfeld (Chairperson), Mr. Bolotin, Mr.Gilliam and Dr. Shalala, who is not seeking re-election to the Board, and therefore will not be a member of the Nominating and Corporate Governance Committee after the Annual Meeting of Stockholders. Our Board of Directors has determined that all the members of the Nominating and Corporate Governance Committee are independent under the New York Stock Exchange Corporate Governance Standards. The Nominating and Corporate Governance Committee met 4 times during fiscal 2011.

Our Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us. Under its charter, the principal functions of the Nominating and Corporate Governance Committee are:

(1)	to identify individuals qualified to serve on the Board;

(2)	to recommend the persons the Board should nominate for election at our annual meeting of stockholders;

(3)	to develop and recommend to the Board corporate governance guidelines applicable to us; and

(4)	to oversee the evaluation of the Board and management.

The Nominating and Corporate Governance Committee has authority to identify and evaluate director nominees from many sources, including nominees recommended by stockholders in accordance with the procedures described below. The Nominating and Corporate Governance Committee reviews the personal characteristics and professional competencies of director candidates with the Board members to ensure that the nominees selected are those best suited, from a corporate governance standpoint, to join our Board and oversee our strategies and operations.

The Nominating and Corporate Governance Committee and the Board of Directors have determined that a Director should have the following characteristics, as set forth in our Corporate Governance Guidelines:

•	Ability to comprehend our strategic goals and to help guide us towards the accomplishment of those goals;

•	A history of conducting his/her own personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics;

•	Time availability for in-person participation and to be present at the annual meeting of stockholders;

•	Willingness to demand that our officers and associates insist upon honest and ethical conduct throughout the company;

•

Knowledge of, and experience with regard to, at least some of the following: (a) real estate properties, loans and securities, including any lending and financing activities related thereto; (b) public company regulations imposed by the Securities and Exchange Commission and the New York Stock Exchange, amongst others; (c) portfolio and risk management; (d) the major geographic locations within which we operate; (e) sound business practices; and (f) accounting and financial reporting; and

•	If applicable, ability to satisfy the criteria for independence established by the Securities and Exchange Commission and the New York Stock Exchange, as they may be amended from time-to-time.

The Nominating and Corporate Governance Committee has not considered racial or ethnic diversity in evaluating possible directors. It does not believe race or ethnic background is relevant to a person’s qualifications to serve on the Board. While it recognizes the benefits of diversity of training and experience, it does not believe that race or ethnic background significantly affects a person’s ability to contribute to our Board.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. If a stockholder wishes to recommend a nominee for director, the stockholder should mail a recommendation to the Company containing the following information:

•	The recommending stockholder’s name and contact information;

•	The candidate’s name and contact information;

•	A brief description of the candidate’s background and qualifications;

•	The reasons why the recommending stockholder believes the candidate would be well suited for the Board;

•	A written statement by the candidate that the candidate is willing and able to serve on the Board;

•	A written statement by the recommending stockholder that the candidate meets the criteria established by the Board; and

•	A brief description of the recommending stockholder’s ownership of our common stock and the period during which such shares have been held.

In making its determination whether to recommend that the Board of Directors nominate a candidate who has been recommended by a stockholder, the Nominating and Corporate Governance Committee will consider, among other things, the appropriateness of adding another Director to the Board and the candidate’s background and qualifications. The Nominating and Corporate Governance Committee may conduct an independent investigation of the background and qualifications of a candidate recommended by a stockholder, and may request an interview with the candidate. The Nominating and Corporate Governance Committee will not determine whether to recommend that the Board nominate a candidate until the Nominating and Corporate Governance Committee completes what it believes to be a reasonable investigation, even if that causes its recommendation to be delayed until after it is too late for the candidate to be nominated for election at a particular meeting of stockholders. When the Nominating and Corporate Governance Committee determines not to recommend that the Board nominate a candidate recommended by a stockholder, or the Board determines to nominate or not to nominate a candidate, the Nominating and Corporate Governance Committee will notify the recommending stockholder and the candidate of the determination.

Executive Committee

Our By-Laws provide that the Board of Directors may establish an Executive Committee, which has all authority to act on behalf of the Board of Directors, except as that power is limited by the corporate laws of the State of Delaware, where our company is incorporated, and except as our Board of Directors otherwise provides. Our Executive Committee consists of Messrs. Miller and Lapidus. The Executive Committee took action by unanimous written consent 4 times during fiscal 2011.

Independent Directors Committee

Our By-Laws require that an Independent Directors Committee review and approve certain ventures and transactions that we enter into with LNR Property Corporation (“LNR”) and significant transactions between LNR and us or any of our subsidiaries. Also, at the request of the full Board of Directors, the chief executive officer or the chief financial officer, the Independent Directors Committee may review or investigate any transaction or matter involving the Company or any subsidiary of the Company, whether or not the transaction or matter involves LNR. The Independent Directors Committee consists of all of the Directors who are not associates of our company. Mr. Lapidus, our Lead Director, serves as Chairperson of the Independent Directors Committee. The Independent Directors Committee met 4 times during fiscal 2011. The Independent Directors Committee was created because Stuart A. Miller, our chief executive officer, and his family had a large ownership interest in LNR and, prior to 2004, Stuart Miller was the chairman of the board of LNR. LNR was purchased by private equity investors in 2004, but because the Miller family acquired a significant equity interest in the entity that purchased LNR, the Independent Directors Committee continued to review transactions with LNR. The Miller family disposed of part of its interest in the parent of LNR in 2010 and disposed of the remainder of it in 2011. Therefore, it is likely that our Board of Directors will, in the near future, remove from our By-Laws the requirement that an Independent Directors Committee review and approve ventures and transactions involving LNR.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics for our Directors, officers and associates is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are available on our website at www.lennar.com and are available in print to any stockholder who requests a copy from us.

If you would like to request copies of any of our committee charters, our Code of Business Conduct and Ethics, or our Corporate Governance Guidelines, please send your request to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172.

Matters Related to Risk Management

Board Oversight of Our Exposure to Risk

Since 2007, our Board has followed the practice of identifying areas of risk that particularly affect our Company and assigning senior members of our management to report to the Board on each of those areas of risk on a rotating basis at the regularly scheduled quarterly Board meetings. The areas of risk identified by the Board change from time to time based on business conditions, advice of outside advisors, and review of risks identified by our competitors in their public filings. Currently, the risk areas reported on to our Board on a regular basis relate to joint ventures, liquidity, housing inventories, construction costs, homebuilding overhead, construction quality and warranty exposure, land availability, associate retention, mergers and acquisitions, legal matters, natural disasters and taxation.

Our Board of Directors also asks for and receives reports on other risks that affect the Company after review of business presentations made during regular Board reviews. In addition, one of the responsibilities of the Audit Committee of our Board is to discuss and review policies with respect to risk assessment and risk management, including guidelines and policies governing our risk assessment and risk management processes.

Effects of our Compensation Programs on Risk

All significant land acquisitions, debt incurrences and joint venture relationships are reviewed, and must be approved, by our senior corporate management. Therefore, even though associates in our divisions often have performance goals that will be affected by growth or short term profitability of their divisions, they are not in a position to cause us to undertake transactions that might expose us to risks that are material to us as a company without the concurrence of our senior corporate management.

In 2011, we paid annual cash bonuses to our senior executives and other members of our senior management based upon achievement of performance goals. Similarly, we propose to pay cash bonuses with regard to 2012 to our senior management based upon achievement of performance goals. However, because most of the decisions that could expose us to significant risks, such as the amount of land we should purchase, relate to matters that affect our long term profitability but not our short term profitability, and because most of our senior executives have performance goals based on our results as a company, we do not think that our incentive bonus programs create material incentives for our senior executives, or any other of our associates, to expose us to significant risk.

Senior management in our Rialto segment share in an incentive pool that in fiscal 2011 consisted, and in fiscal 2012 will consist, of a percentage of the profits of that segment. While incentive compensation based on a single year’s profits can lead associates to recommend actions that will maximize short term profits even if they increase long term risks, we believe the possibility of this materially affecting us is minimized by the fact that all significant investment decisions regarding the Rialto segment or assets it manages must be approved by our senior corporate management.

With regard to our Lennar Financial Services segment, although the compensation of associates may be affected by the number of mortgages we originate, because we sell substantially all the mortgages we originate within 60 days after we fund them, we do not believe our compensation system creates incentives for our associates to do things that expose us to significant risks.

In the last four years, we have had to take significant write downs of the carrying values of land we owned, forfeit deposits and pre-acquisition costs with regard to land purchase options we decided not to exercise and write down our investments in unconsolidated joint ventures, as well as assets in unconsolidated joint ventures in which we have investments. However, our decisions to purchase land, to obtain land purchase options or invest in unconsolidated joint ventures were made on the basis of what we believed to be in our best long term interests and those of our stockholders as a whole, not on the basis of compensation incentives to particular executives or other associates. Stock options and restricted stock we grant have long-term vesting periods, which we believe align the performance of our executives with the long-term goals of the Company.

Director Compensation

Non-employee Directors are paid annual fees of $50,000 per year, payable on a quarterly basis, 50% in cash and 50% in shares of our common stock. The shares are not transferable (other than to the Director’s estate) until three years after the last day of the quarter in which they are issued. In addition to the annual fees, each non-employee Director receives $3,000 for each board meeting and $1,000 for each committee meeting, other than Audit Committee meetings, attended in person (but only one fee for all Board or committee meetings attended on a single day), and $500 for each Board meeting and $250 for each committee meeting attended by teleconference. Audit Committee members receive an additional $3,000 and the Audit Committee Chairperson receives an additional $5,000 for each Audit Committee meeting attended. Audit Committee fees are paid in addition to fees for other meetings attended on the same day. A Director may elect to defer payment of both the cash and stock portion of fees until he or she no longer serves as a Director of our company. If a director makes this election, a number of phantom shares of Class A common stock with a value equal to the amount of the deferred fees (based upon the last reported sale price of the Class A common stock on the date of the relevant meeting) is credited to the director’s deferred compensation account. Amounts equal to the dividends that would have been paid if the phantom shares had actually been outstanding are also credited to the directors’ accounts and treated as though they were used to purchase additional shares of Class A common stock. Upon termination of a director’s deferred compensation account, the director will receive cash equal to the value at the time of termination of the number of phantom shares of Class A common stock credited to the director’s account.

Our Lead Director receives an additional $15,000 per year for his services in that capacity.

In addition to the fees described above, each year, on the date of our annual meeting of stockholders, each non-employee Director receives options to purchase 2,500 shares of our Class A common stock at an exercise price equal to the fair value of our Class A common stock on that date. These options become exercisable in full six months after the grant date and expire on the third anniversary of the grant date. Directors also receive an annual grant of 2,000 shares of our Class A common stock on the date of the first Board meeting following our annual meeting of stockholders. Directors are permitted to sell 50% of that stock at any time but are required to hold the remaining 50% of the stock until the second anniversary of the date of grant.

Our chief executive officer, who is our only employee-director, receives no additional remuneration for his service as a Director.

The following table sets forth compensation information for our last fiscal year for all of our Directors except our chief executive officer. The compensation of our chief executive officer is described in the section of this Proxy Statement captioned “Executive Compensation.”

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	Change in Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation($)(5)	Total($)
Irving Bolotin	51,750	61,380	10,027	—	—	376	123,533
Steven L. Gerard	—	36,380	10,027	78,000	5,140	240	129,787
Theron I. (“Tig”) Gilliam	—	36,380	10,027	61,500	633	240	108,780
Sherrill W. Hudson	—	36,380	10,027	86,000	3,541	240	136,188
R. Kirk Landon	—	36,380	10,027	78,000	5,921	240	130,568
Sidney Lapidus	—	36,380	10,027	77,500	2,543	240	126,690
Donna E. Shalala	—	36,380	10,027	63,000	4,026	240	113,673
Jeffrey Sonnenfeld	—	36,380	10,027	61,500	3,286	240	111,433

(1)	Includes shares with a value of $25,000 issued to Mr. Bolotin as payment of 50% of his annual fee. Also includes an award of 2,000 shares of Class A common stock, having a grant date fair value of $18.19 per share, issued to each of the directors on April 13, 2011. These shares were fully vested upon issuance, but 50% of the shares are subject to a two-year minimum holding period from the date of issuance.
(2)	Represents the grant date fair value of awards calculated using the Black-Scholes option-pricing model, which is different from the amounts recognized for financial statement reporting purposes for the year ended November 30, 2011. An award of options to purchase 2,500 shares of Class A common stock, with a fair value of $4.011 per share, was made to each of the directors on April 13, 2011. Further information regarding the assumptions used in the calculation of the grant date fair values of option awards can be found in Note 13 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended November 30, 2011. As of February 15, 2012, Messrs. Bolotin, Gerard, Gilliam, Hudson, Lapidus, Sonnenfeld and Dr. Shalala each held options to purchase 5,000 shares of Class A common stock and Mr. Landon held options to purchase 7,500 shares of Class A common stock.
(3)	Messrs. Gerard, Gilliam, Hudson, Landon, Lapidus, Sonnenfeld and Dr. Shalala have elected to defer payment of both the cash and stock portions of their fees. As part of this deferral, a number of phantom shares of Class A common stock with a value equal to the amount of the deferred fees (based on the closing sales price of the Class A common stock on the date of the relevant meeting or meetings) are credited to their deferred compensation accounts. Sums equal to any dividend paid with regard to the Class A common stock are also credited to their accounts and treated as though they were used to purchase additional shares of Class A common stock on the day the dividend was paid. Upon termination of a deferred compensation account, a director will receive cash equal to the value of the number of shares of Class A common stock credited to the director’s account.
(4)	Represents sums equal to dividends on phantom shares credited to the director’s deferred compensation account.
(5)	Represents sums equal to dividends on stock awards that were not factored in calculating the grant date fair value of the awards.

Executive Compensation

Compensation Discussion and Analysis

Overview

Our compensation program for executive officers is intended to attract, motivate and retain highly qualified and experienced executives, reward superior performance and provide incentives that are based on our performance as a company. Historically, our executive compensation program has consisted of the following components:

•	base salary;

•	cash bonuses;

•	stock options and/or restricted stock; and

•	vacation, medical, 401(k) and other employee benefits, which are generally available to associates.

We do not have employment contracts, change-in-control agreements or any other severance programs for our executives. However, most of our equity incentive programs provide for acceleration of vesting if there is a change in control of the Company (which we are in the process of altering, to require both a change in control and, within 24 months after the change in control, termination of employment by us without cause or by an associate for good reason. See “Proposal 3 — Approval of Amendments to 2007 Equity Incentive Plan”).

Our compensation policy has been to offer market driven base salaries commensurate with each associate’s position in the Company and individual performance, and to have a substantial portion of the total compensation paid to our senior officers be highly variable based upon individual and Company performance and include an equity component to align the interests of senior officers with those of our stockholders. Normally, we have set specific operating goals for our senior officers which have determined their bonus opportunities and we have determined the split between cash and equity based upon our performance as a Company, individual performance and industry and market conditions. However, during the two years prior to 2010, that was not the case. We will continue to adjust cash and equity compensation to align interests of our senior officers with those of our stockholders.

Since the beginning of fiscal 2007, there has been a major dislocation in the market for new homes that significantly reduced the number of homes we could sell and the prices at which we could sell them. Primarily because of this, during 2007, 2008 and 2009, our revenues were down significantly, we had substantial operating losses and net losses and the price of our stock fell sharply. In response to the contraction of our activities, we reduced our head count from 13,000 associates at November 30, 2006 to approximately 3,800 associates at December 31, 2009. Under those circumstances, the Compensation Committee of our Board of Directors felt it would not be appropriate for us to pay cash bonuses to our senior executives for 2008 and 2009. All incentive compensation to our senior executives with regard to those years was in the form of stock options and restricted stock.

During fiscal 2010 and 2011, we operated profitably despite the continuing reduced demand for new homes, and we had a number of other significant accomplishments. Because of this, with regard to each of those years, the Compensation Committee approved both restricted stock grants and cash bonuses for our senior executives.

At our 2011 Annual Meeting of Stockholders, 94.3 % of the votes that were cast by our stockholders (and 86.8% of the votes that were cast by stockholders other than Stuart Miller, our Chief Executive Officer) with regard to a non-binding vote on our compensation of our named executive officers were voted to approve the way we compensate them. Nonetheless, we are making changes to our 2007 Equity Incentive Plan increasing the number of shares that may be the subject of awards under the Plan, changing the types of performance goals to which grants may be subject, and, as described above, changing the provision regarding acceleration of vesting upon a change of control from requiring a “single trigger” to requiring a “double trigger.” We are also adopting a 2012 Incentive Compensation Plan that will permit larger awards than were possible under our 2007 Incentive Compensation Plan and will have the same types of performance goals as the amended 2007 Equity Incentive Plan. The 2012 Incentive Compensation Plan, like the prior plan, will allow the Company the discretion to reduce awards from the amounts initially granted. The changes to the 2007 Equity Incentive Plan and the 2012 Incentive Compensation Plan are being presented to our stockholders for approval at the 2012 Annual Meeting. See “Proposal 3 — Approval of Amendments to 2007 Equity Incentive Plan” and “Proposal 4 — Approval of 2012 Incentive Compensation Plan.”

Executive Compensation Objectives

Our primary objectives with regard to compensation of our executives are to:

•	attract, motivate and retain highly qualified and experienced executives;

•	award compensation that recognizes valuable individual performance and motivates executives to maximize the Company’s short-term and long-term performance;

•	maintain flexibility to ensure that awards are competitive within our peer group of homebuilders and Fortune 500 companies;

•	align the interests of our executives with those of our stockholders; and

•	promote adherence to corporate governance, company policy and values.

In order to attract, motivate and retain experienced and talented executives, we believe we must provide salaries and total compensation packages that are attractive and competitive in the homebuilding industry. We also believe it is important to have a portion of an executive’s overall compensation tied to his or her day-to-day value to the Company. When reviewing an executive’s value to the Company, we review factors such as industry experience, the number of years with the Company, significance of job function, ability to analyze and make decisions on significant business and financial objectives, and the ability to work as an important member of senior management and serve as a leader for other associates. Because of market conditions, for several years prior to 2010, we had not sought to attract executives at operational levels. During 2010, we formed a new segment, our Rialto segment, which invests in distressed real estate and mortgage related assets and manages investments for others. We have had to attract a substantial number of experienced executives to operate the Rialto segment. In addition, during 2010 and 2011, we have been opening new communities, which we had not done for several years prior to that. This made it very important that we retain the executives who are responsible for our operations, as well as retaining the senior executive officers who have been responsible for directing our responses to the depressed housing markets and preparing to take advantage of resumed demand that is being experienced in an increasing number of our communities.

Process for Determining Compensation

Authority and Role of Compensation Committee

Our Compensation Committee evaluates and approves the compensation for our chief executive officer and our most senior executive officers, including all the named executive officers. Its determinations regarding the compensation of our chief executive officer are made on the basis of the factors it believes to be applicable (discussed below). Its determinations regarding the compensation of our other corporate level executive officers take into account recommendations by our chief executive officer and any other factors the Compensation Committee believes to be applicable.

The Compensation Committee also administers our equity programs, including awards under our 2007 Equity Incentive Plan.

Role of Chief Executive Officer

Our Chief Executive Officer reviews the performance of our executive officers, other than himself, and makes compensation recommendations to the Compensation Committee regarding these executive officers.

Compensation Consultants

The Compensation Committee has the authority to engage compensation consultants. During 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. to review the design of our direct compensation (salary, annual incentives and long-term incentives) and its linkage to the Company’s strategic plan and human resources objectives, as well as our indirect elements such as severance, change in control provisions, stock ownership guidelines, executive benefits and perquisites. The review did not include an assessment of compensation amounts. Frederic W. Cook & Co., Inc. did not render any services to our management during fiscal 2011.

Review of Compensation

The Compensation Committee reviews the compensation of our executive officers on a regular basis. The Compensation Committee Chairperson and other members of the Compensation Committee also have discussions with management during the year and occasionally request that management prepare or obtain market summaries and survey data regarding executive compensation matters for the Committee’s review. In addition, the Compensation Committee reviews information disclosed in public filings by companies we view to be in our peer group of publicly traded homebuilders (primarily Beazer Homes USA, Inc.; D.R. Horton, Inc.; Hovnanian Enterprises, Inc.; KB Home; M.D.C. Holdings, Inc.; NVR, Inc.; PulteGroup, Inc.; The Ryland Group, Inc.; Standard Pacific Corp.; and Toll Brothers, Inc.) and it reviews information about compensation levels generally paid by Fortune 500 companies. However, the Compensation Committee has not targeted a particular relationship between our executive compensation and that of the peer group companies or that of the Fortune 500 companies or any other group of companies.

Allocations among various types of compensation

When reviewing and determining the total mix of compensation allocated between short and long-term awards and between cash and equity awards to executive officers, we make individual determinations based upon our compensation objective to combine competitive base salaries with performance based cash incentives and equity compensation that we believe will align interests of senior executives with those of stockholders, rather than relying on a set formula or percentage allocation. Accordingly, when we make a compensation award with regard to a particular executive officer, we exercise judgment in determining the mix of compensation we believe to be in line with our compensation objectives for that executive.

Compliance with Internal Revenue Code Section 162(m)

When reviewing and setting compensation awards for our executives, one of the things we consider is the potential effect of Section 162(m) of the Internal Revenue Code on the tax deductibility of their compensation. Section 162(m) generally does not allow a publicly-held company to deduct compensation over $1 million paid for any fiscal year to any of the executive officers required to be named in the company’s annual proxy statement, except for the chief financial officer. However, Section 162(m) exempts qualified performance-based compensation if certain requirements are met. We generally have structured awards to our executive officers in ways that are intended to qualify for the performance-based compensation exemption under Section 162(m). However, we exercise judgment and may award compensation that does not qualify for tax deductibility under Section 162(m) in order to meet corporate objectives or to adapt to changing circumstances.

Both our 2007 Equity Incentive Plan and our 2007 Incentive Compensation Plan include lists of possible criteria that may be used as the basis for performance requirements with regard to compensation awards. Our Board has voted to change the list of possible criteria both with regard to future awards under the 2007 Equity Incentive Plan and with regard to awards under the new 2012 Incentive Compensation Plan. See “Proposal 3 — Approval of Amendments to 2007 Equity Incentive Plan,” and “Proposal 4 — Approval of 2012 Incentive Compensation Plan.” When, in November 2011, the Compensation Committee awarded restricted stock to Stuart Miller, Rick Beckwitt and Jon Jaffe, each of whom is one of the executive officers required to be named in this proxy statement, the Compensation Committee made those awards subject to performance goals that both appeared on the list before it was amended and appear on the list as it has been amended (subject to stockholder approval — see Proposal 3 and Proposal 4).

Use of Compensation Survey Data

We use compensation data regarding our peer group of publicly-traded homebuilding companies to analyze compensation decisions in light of current market rates and practices, and to help ensure that our compensation decisions are reasonable in comparison to the compensation paid by our peer group and the value of particular executives to the Company. However, we do not target a specific relationship between our executive compensation and that of the peer group companies. The peer group compensation data is generally compiled from publicly available information. The publicly traded homebuilding companies we view as being in our peer group are Beazer Homes USA, Inc.; D.R. Horton, Inc.; Hovnanian Enterprises, Inc.; KB Home; M.D.C. Holdings, Inc.; NVR, Inc.; PulteGroup, Inc.; The Ryland Group, Inc.; Standard Pacific Corp.; and Toll Brothers, Inc.

Components of Compensation

Base Salary

Base salaries paid to our executive officers serve to provide a fixed or base level of compensation to them. When reviewing and setting an executive’s base salary, we consider these factors:

•	level of experience and responsibility;

•	ability to contribute to meeting annual operating objectives;

•	level of pay required to retain the executive’s services in light of market conditions;

•	average base salary of comparable executives in our peer group; and

•	recommendations of our Chief Executive Officer, other than for himself.

Due to unfavorable economic conditions with regard to homebuilding, in 2006, we implemented a salary freeze for management, which we continued through fiscal 2011. Accordingly, the base salary of the named executive officers has remained the same for the last four years, except for our President and our Secretary and General Counsel. The base salary of our chief executive officer has remained unchanged since 2003.

When setting base salaries, we do not use a percentage or ratio that the base salary should be in relation to total compensation, but we believe that incentive compensation should continue to be a significant portion of our executives’ total compensation.

Stock Option Grants under the Company’s 2007 Equity Incentive Plan

For a number of years, we made stock option grants to key associates during the first quarter of the fiscal year after we had a chance to evaluate our performance for the prior fiscal year. In addition to these annual grants, we sometimes granted options to new associates upon hire or to current associates upon promotion. During our 2010 and 2011 fiscal years, we did not make annual stock option awards to our key associates. Instead, we awarded annual equity incentive compensation in the form of restricted stock. We did make annual stock option awards to our directors. See “Director Compensation.”

Restricted Stock Awards under the Company’s 2007 Equity Incentive Plan

During recent years, the equity incentive compensation we have awarded to key associates has been in the form of restricted stock. We believe that restricted stock closely aligns the long-term interests of recipients with those of our stockholders. Restricted stock grant amounts and other material terms are approved by the Compensation Committee after receiving recommendations from our chief executive officer and other members of our senior management. Restricted stock grants made to the chief executive officer are determined by the Compensation Committee.

In determining the number of shares subject to a restricted stock grant to an executive, we make a subjective evaluation of:

•	contributions the executive made and is anticipated to make to our success;

•	the executive’s tenure with us;

•	the level of experience and responsibility of the executive;

•	the level of stock ownership of the executive; and

•	market compensation for similarly-situated executives in our peer group.

Our chief executive officer and other members of our senior management develop grant recommendations by evaluating the factors above to set a total compensation target for each named executive officer (other than our chief executive officer) and then design new grants to accomplish those targets, taking into account cash compensation and any stock option grants.

On November 30, 2009, the Compensation Committee adopted, subject to an annual review by the Compensation Committee, a three year program to make annual awards of restricted stock to our senior executives. Of the shares issued in a year, 25% vest upon issuance and an additional 25% will vest on each of the first, second and third anniversaries of the grant date. All shares that are not vested at the time a person ceases to be an employee or officer will be forfeited. The program was adopted, and shares were awarded with regard to fiscal 2009, in recognition of the fact that, because of market conditions in the homebuilding industry, our senior executives had not received salary increases since fiscal 2006 and no cash bonuses were paid with regard to fiscal 2008 or 2009. The Compensation Committee was concerned that when the homebuilding market recovered and homebuilders began to expand, there would be aggressive competition for experienced homebuilding executives. The Compensation Committee felt that the ability of award recipients immediately to sell up to 25% of the shares they received would make up in part for the absence of salary increases and cash bonuses, and the gradual three year vesting of the remainder of the shares would create a significant incentive for recipients to continue their employment with the Company. Fiscal 2011 awards under this program are discussed under “Fiscal 2011 Compensation.”

Decision whether to Award Restricted Stock or Stock Options

In determining to award equity incentive compensation to our key associates in the form of restricted stock, rather than stock options, we considered the following factors:

•	the financial statement expense of issuing restricted stock versus that of issuing stock options;

•	the tax deductibility of restricted stock grants;

•	the objective achieved by issuing restricted stock versus that of issuing stock options; and

•	the value to the senior executive of receiving restricted stock versus stock options.

We believe that restricted stock provides a strong incentive to remain with our company despite the uncertain market, because it has value even during periods of declining stock prices. Also, because the value of restricted stock reflects the full value of the shares while the value of stock options reflects only the potential for an increase in the price of our shares, restricted stock awards require fewer shares to provide a specified amount of compensation. Amounts realizable from prior grants are generally not taken into account in determining new grants.

Equity Related Guidelines

We have stock ownership guidelines for our Directors and certain of our executive officers. See “Stock Ownership of our Management — Stock Ownership Guidelines.” In addition, we have a policy that prohibits all associates from trading in puts, calls or similar options on our stock and from engaging in short sales of our stock.

Other Compensation and Benefits

The named executive officers receive vacation, medical, 401(k) and other benefits that are generally available to all of our associates.

Compensation Overview

On November 30, 2009, the Compensation Committee adopted, subject to an annual review by the Compensation Committee, a three year program to make annual awards of restricted stock to our senior executives. Of the shares issued in a year, 25% vest upon issuance and an additional 25% will vest on each of the first, second and third anniversaries of the grant date. Fiscal 2011 was the third year of the restricted stock program. Management recommended, and the Compensation Committee approved, the grant to sixteen members of our senior management, including all of the named executive officers, the same numbers of restricted shares they had received with regard to fiscal 2009. Because our stock price at the end of fiscal 2011 was approximately 21% higher than it had been at the end of fiscal 2010, this represented a 21% increase in the value of the restricted stock grants.

Although for many years our compensation program had included cash bonuses, because our business went through a serious contraction, and we had operating losses and net losses in 2007, 2008 and 2009, we did not pay cash bonuses in 2008 or 2009 to any of our named executive officers or to most of the other members of our senior management. We returned to profitability beginning in the second quarter of 2010 and paid cash bonuses with regard to that year.

At the end of fiscal 2010, our Compensation Committee approved a bonus program for fiscal 2011. Under this bonus program, various of our officers and key associates were assigned performance goals and associated target bonuses for 2011, with the amounts of their actual bonuses to depend on the extent to which particular associates performance goals were realized. As is the case every year, all bonuses were subject to reduction at the discretion of the Compensation Committee if it felt that the Company’s performance for the year did not justify the level of bonuses that had been awarded.

Compensation of our Chief Executive Officer

With regard to fiscal 2011, Stuart A. Miller, our Chief Executive Officer, received the same base salary ($1,000,000) that he had received each year since 2003. Also, for fiscal 2011, Mr. Miller received a cash bonus of $1,552,580, based upon a determination at the beginning of fiscal 2011 that Mr. Miller would receive a cash bonus equal to 2% of our 2011 pretax earnings.

In addition, in accordance with the three year annual award program approved by the Compensation Committee in 2009, which is subject to annual review by the Compensation Committee, with regard to fiscal 2011, Mr. Miller received 500,000 shares of restricted stock, with a grant date fair value of $9,205,000. The 2009 award program anticipated that 25% of the shares awarded in a year would be immediately vested and an additional 25% would vest on each of the first, second and third anniversaries of the date of grant, subject to achievement of performance goals. However, the Compensation Committee made the first 25% of the shares awarded with regard to 2011 subject to forfeiture if at least one of two performance goals are not achieved during the first six months of fiscal 2012, and the remaining 75% of the shares awarded with regard to 2011 subject to forfeiture if at least two of four performance goals are not achieved for the entire 2012 fiscal year. The two performance goals applicable to the first 25% are (a) a customer satisfaction rating at or above a specified level, and (b) revenues of at least a specified amount. The four performance goals applicable to the 75% are (i) 2012 earnings before interest, taxes, depreciation and amortization and before impairment charges, of at least a specified amount, (ii) a November 30, 2012 ratio of homebuilding debt to total capital of less than a specified percentage, (iii) a customer satisfaction rating for the four quarters of fiscal 2012 at or above a specified level, and (iv) 2012 revenues of at least a specified amount. These criteria were selected from the list of possible performance criteria under our 2007 Equity Incentive Plan, as it is being amended (subject to stockholder approval). Our Compensation Committee felt these criteria were amongst our company’s most important 2012 goals. The portion of the restricted stock Mr. Miller received with regard to 2010 that was not immediately vested also had been subject to forfeiture if at least two of four specified performance goals were not achieved (which were different from the goals applicable to the restricted stock awarded with regard to 2011). At the end of 2011, the Compensation Committee certified that the required goals had been achieved, and therefore none of the shares that had been awarded with regard to 2010 were forfeited.

The decision regarding Mr. Miller’s 2011 base salary, the number of restricted shares he would receive and the manner in which Mr. Miller’s cash bonus would be determined were each based on the view of the Compensation Committee as to what would be appropriate compensation in view of Mr. Miller’s responsibilities and his expected contributions to our company, as well as achieving the performance goals established at the beginning of the year. Our Compensation Committee also decided that Mr. Miller would be eligible to receive a cash bonus with regard to fiscal 2012 equal to 2% of our pretax income, which is calculated as net earnings attributable to Lennar plus/minus provision/benefit for income taxes (adjusted for certain items).

Compensation of our President and our Chief Operating Officer

With regard to fiscal 2011, Rick Beckwitt, our President, and Jon Jaffe, our Chief Operating Officer, each received a base salary of $800,000, which was the same as the base salary each of them had received the prior year. Also, for fiscal 2011, Mr. Beckwitt and Mr. Jaffe each received a cash bonus of $776,290, based upon a determination at the beginning of fiscal 2011 that Mr. Beckwitt and Mr. Jaffe would each receive a cash bonus equal to 1% of our 2011 pretax earnings.

In addition, in accordance with the three year annual award program approved by the Compensation Committee in 2009, which is subject to annual review by the Compensation Committee, with regard to fiscal 2011, Mr. Beckwitt and Mr. Jaffe each received 250,000 shares of restricted stock, with a grant date fair value of $4,602,500. The 2009 award program anticipated that 25% of the shares awarded in a year would be immediately vested and an additional 25% would vest on each of the first, second and third anniversaries of the date of grant, subject to achievement of performance goals. However, the Compensation Committee made the first 25% of the shares awarded with regard to 2011 subject to forfeiture if at least one of two performance goals are not achieved during the first six months of fiscal 2012, and the remaining 75% of the shares awarded with regard to 2011 subject to forfeiture if at least two of four performance goals are not achieved for the entire 2012 fiscal year. The two performance goals applicable to the first 25% are (a) a customer satisfaction rating at or above a specified level, and (b) revenues of at least a specified amount. The four performance goals applicable to the 75% are (i) 2012 earnings before interest, taxes, depreciation and amortization and before impairment charges, of at least a specified amount, (ii) a November 30, 2012 ratio of homebuilding debt to total capital of less than a specified percentage, (iii) a customer satisfaction rating for the four quarters of fiscal 2012 at or above a specified level, and (iv) 2012 revenues of at least a specified amount. These criteria were selected from the list of possible performance criteria under our 2007 Equity Incentive Plan, as it is being amended (subject to stockholder approval). Our Compensation Committee felt these criteria were amongst our company’s most important 2012 goals. The portion of the restricted stock Mr. Beckwitt and Mr. Jaffe had received with regard to 2010 that was not immediately vested also had been subject to forfeiture if at least two of four specified performance goals were not achieved (which were different from the goals applicable to the restricted stock awarded with regard to 2011). At the end of 2011, the Compensation Committee certified that the required goals had been achieved, and therefore none of the shares that had been awarded with regard to 2010 were forfeited.

The decision regarding the 2011 base salaries of Messrs. Beckwitt and Jaffe, the number of restricted shares each of them would receive and the manner in which their cash bonuses would be determined were each based on the view of the Compensation Committee as to what would be appropriate compensation in view of Mr. Beckwitt’s and Mr. Jaffe’s respective responsibilities and expected contributions to our company, as well as achieving the performance goals established at the beginning of the year.

Our Compensation Committee determined that with regard to 2012, Messrs. Beckwitt and Jaffe each will have a target bonus opportunity equal to 1.5% of our pretax income, which is calculated as net earnings attributable to Lennar plus/minus provision/benefit for income taxes (adjusted for certain items), and each will receive a bonus equal to between 0% and 120% of that target bonus opportunity based on the extent to which we achieve each of four targeted performance criteria (i.e. each of them will receive a bonus equal to between 0% and 30% of 1.5% of our pretax income based upon the extent to which we achieve or overachieve each company performance target, so that each of them will receive a bonus equal in total to between 0% and 120% of 1.5% of our pretax income).

Compensation of Other Named Executive Officers

Bruce E. Gross, a Vice President and our Chief Financial Officer, received the same base salary ($650,000) each year since 2007, and Mark Sustana, our Secretary and General Counsel, received a base salary of $352,846, $300,000 and $285,000 in 2011, 2010 and 2009, respectively. In addition, in accordance with the three year annual award program approved by the Compensation Committee in 2009, which is subject to an annual review by the Compensation Committee, Mr. Gross received 75,000 shares of restricted stock, with a grant date fair value of $1,380,750, and Mr. Sustana received 30,000 shares of restricted stock, with a grant date fair value of $552,300, of which 25% were immediately vested and an additional 25% would vest on each of the first, second and third anniversaries of the date of grant. For fiscal 2011, Mr. Gross also received a cash bonus of $530,197 and Mr. Sustana received a cash bonus of $205,553. These bonus amounts were based upon achievement of the 2011 performance goals. The decisions regarding the 2011 base salaries of Messrs. Gross and Sustana, the number of restricted shares each of them would receive and their cash bonuses were each based on the view of the Compensation Committee as to what would be appropriate compensation in view of Messrs. Gross’s and Sustana’s respective contributions to our company, as well as achieving the performance goals established at the beginning of the year.

Our Compensation Committee also established formulas for determining the cash bonuses to which the members of our senior management will be entitled with regard to fiscal 2012. The formula applicable to Messrs. Gross and Sustana is as follows:

Performance Criteria	Percent of Target Award	Performance Levels/Target Bonus Opportunity
		Threshold
Individual performance — Based on annual performance appraisal review and a 5-point scale; determined at the end of the fiscal year by the current supervisor.	60%	Good Very Good Excellent	20% 40% 60%
Corporate Governance, Company Policy and Procedure Adherence, and Internal Audit Evaluation — As determined by the Corporate Governance Committee of the Board of Directors.	40%	Good Very Good Excellent	10% 25% 40%
TOTAL	100%

The 2012 target bonus opportunities for Messrs. Gross and Sustana are 100% and 70%, respectively, of base salary. The target bonus opportunities will be adjusted pro-rata between 0% and 120% based on the extent to which we achieve the pre-tax income anticipated by our 2012 Business Plan (i.e. 106% Business Plan achievement would increase the target award to 106% of its original amount, 95% Business Plan achievement would reduce the target award to 95% of its original amount). The Compensation Committee will have discretion to adjust Messrs. Gross’s or Sustana’s bonus downward based on its assessment of their respective quantitative and qualitative performances.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis. Based on its reviews and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Steven L. Gerard, Chairperson;

Theron I. (“Tig”) Gilliam;

Sherrill W. Hudson;

R. Kirk Landon

Summary Compensation Table

The following table sets forth compensation information for our last three fiscal years with regard to (i) our principal executive officer, (ii) our principal financial officer and (iii) our other three most highly compensated executive officers during fiscal 2011, to whom we refer collectively as the “named executive officers.”

Name	Year	Salary($)	Stock Awards($)(1)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(2)	Total($)

Stuart A. Miller	2011	1,000,000	9,205,000	—	1,552,580	—	108,230	11,865,810
Chief Executive Officer	2010	1,000,000	7,595,000	—	1,000,000	—	68,230	9,663,230
	2009	1,000,000	6,335,000	—	—	—	32,857	7,367,857

Rick Beckwitt	2011	800,000	4,602,500	—	776,290	—	83,230	6,262,020
President	2010	800,000	3,797,500	—	1,000,000	—	66,122	5,663,622
	2009	700,000	3,167,500	—	—	—	37,364	3,904,864

Jonathan M. Jaffe	2011	800,000	4,602,500	—	776,290	—	83,230	6,262,020
Vice President and	2010	800,000	3,797,500	—	1,000,000	—	63,384	5,660,884
Chief Operating Officer	2009	800,000	3,167,500	—	—	—	40,331	4,007,831

Bruce E. Gross	2011	650,000	1,380,750	—	530,197	—	32,830	2,593,777
Vice President and	2010	650,000	1,139,250	—	325,000	—	31,630	2,145,880
Chief Financial Officer	2009	650,000	950,250	—	—	—	29,030	1,629,280

Mark Sustana	2011	352,846	552,300	—	205,553	—	16,335	1,127,034
Secretary and	2010	300,000	455,700	—	150,000	—	16,780	922,480
General Counsel	2009	285,000	380,100	—	—	—	15,597	680,697

(1)	This column represents the grant date fair values of stock awards, calculated using the end of day closing stock price of Lennar’s Class A common stock on the grant date. Further information regarding the assumptions used in the calculation of the grant date fair values of stock awards can be found in Note 13 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended November 30, 2011. Stock awards granted in 2011 to Mr. Miller, Mr. Jaffe and Mr. Beckwitt are performance based awards.
(2)	All other compensation consists of dividends on restricted stock awards that were not factored in calculating the grant date fair value of the awards, car allowances provided or car lease payments made by us on behalf of certain executives, matching payments by us under the 401(k) Plan, term life insurance premiums paid by us and long-term disability insurance premiums paid by us as follows:

Name	Year	Dividends($)	Car Allowance/Lease Payments($)	401K Match($)	Term Life Insurance($)	Long-Term Disability Insurance($)	Total All Other Compensation($)
Stuart A. Miller	2011	100,000	—	7,350	430	450	108,230
Chief Executive Officer	2010	60,000	—	7,350	430	450	68,230
	2009	2,400	22,227	7,350	430	450	32,857
Rick Beckwitt	2011	55,000	20,000	7,350	430	450	83,230
President	2010	40,200	17,692	7,350	430	450	66,122
	2009	18,000	11,134	7,350	430	450	37,364
Jonathan M. Jaffe	2011	55,000	20,000	7,350	430	450	83,230
Vice President and	2010	39,000	16,154	7,350	430	450	63,384
Chief Operating Officer	2009	15,600	16,501	7,350	430	450	40,331
Bruce E. Gross	2011	16,200	8,400	7,350	430	450	32,830
Vice President and	2010	15,000	8,400	7,350	430	450	31,630
Chief Financial Officer	2009	12,400	8,400	7,350	430	450	29,030
Mark Sustana	2011	8,300	—	7,350	235	450	16,335
Secretary and	2010	8,700	—	7,350	280	450	16,780
General Counsel	2009	7,517	—	7,350	280	450	15,597

Grants of Plan-Based Awards

The following table sets forth information about the plan-based awards that were granted to our named executive officers during fiscal 2011:

Name	Grant Date				Estimated Future Payouts Under Equity Incentive Plan Awards	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Stock and Option Awards($)(4)

		Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards(3)
		Threshold($)	Target($)	Maximum($)	Target(#)
Stuart A. Miller(1)	11/30/11	—	—	—	500,000	—	9,205,000
Rick Beckwitt(1)	11/30/11	—	—	—	250,000	—	4,602,500
Jonathan M. Jaffe(1)	11/30/11	—	—	—	250,000	—	4,602,500
Bruce E. Gross(2)	11/30/11	—	—	—	75,000	—	1,380,750
Mark Sustana(2)	11/30/11	—	—	—	30,000	—	552,300

(1)	The restricted stock awards granted on November 30, 2011 will vest 25% on June 30, 2012 based on achieving certain performance goals in the first six months of 2012 and will vest with regard to an additional 25% on each of the first three anniversaries of the grant date if certain performance goals are achieved in 2012. Holders are entitled to the dividends on, and can vote, the unvested shares.
(2)	The restricted stock awards granted on November 30, 2011 were 25% vested when they were granted and will vest with regard to an additional 25% on each of the first three anniversaries of the grant date. Holders are entitled to the dividends on, and can vote, the unvested shares.
(3)	No threshold, target or maximum bonus amounts were established for any of the named executed officers with regard to fiscal 2011.
(4)	The grant date fair value of the restricted stock awards granted on November 30, 2011 was calculated based on the closing price of our Class A common stock on that date, which was $18.41 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information about outstanding equity awards at November 30, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Option Unexercisable	Option Exercise Price	Options Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Share or Units of Stock That Have Not Vested(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(12)
Stuart A. Miller	16,202	—	$26.32	1/25/2012	(1)	375,000	(3)	$6,903,750	500,000	(4)	$9,205,000
	1,620	—	$0.00	1/25/2012	(2)
Rick Beckwitt	375,000	125,000	$13.54	7/23/2013	(5)	212,500	(6)	$3,912,125	250,000	(7)	$4,602,500
Jonathan M. Jaffe	4,000	—	$26.32	1/25/2012	(1)	212,500	(6)	$3,912,125	250,000	(7)	$4,602,500
	375,000	125,000	$13.54	7/23/2013	(5)
	400	—	$0.00	1/25/2012	(2)
Bruce E. Gross	18,000	—	$26.32	1/25/2012	(1)	112,500	(9)	$2,071,125
	187,500	62,500	$13.54	7/23/2013	(8)
	1,800	—	$0.00	1/25/2012	(2)
Mark Sustana	22,500	7,500	$13.54	7/23/2013	(10)	55,000	(11)	$1,012,550

(1)	Stock option awards for shares of Class A common stock. The option awards expired unexercised because the exercise price was higher than the stock price at the expiration date.
(2)	Represents shares of Class B common stock to be issued upon the exercise of certain options to purchase Class A common stock. These shares expired and were not issued because the options to purchase Class A common stock were not exercised.
(3)	Reflects a restricted stock award on November 30, 2009 of shares of Class A common stock, the unvested portion of which vests as to 125,000 shares on November 30, 2012, and a restricted stock award on November 30, 2010 of shares of Class A common stock, the unvested portion of which vests as to 125,000 shares on each of November 30, 2012 and November 30, 2013, assuming continued employment.
(4)	Reflects a performance based restricted stock award on November 30, 2011 of shares of Class A common stock, the unvested portion of which vests as to 125,000 shares on June 30, 2012 and 125,000 shares on each of November 30, 2012, November 30, 2013 and November 30, 2014, assuming performance goals are met in 2012 and continued employment.

(5)	Stock option awards relating to 500,000 shares of Class A common stock, the unvested portion of which vests as to 125,000 shares on July 23, 2012, assuming continued employment.
(6)	Reflects a restricted stock award on January 28, 2008 of shares of Class A common stock, the unvested portion of which vested as to 25,000 shares on January 28, 2012, a restricted stock award on November 30, 2009 of shares of Class A common stock, the unvested portion of which vests as to 62,500 shares on November 30, 2012, and a restricted stock award on November 30, 2010 of shares of Class A common stock, the unvested portion of which vests as to 62,500 shares on each of November 30, 2012 and November 30, 2013, assuming continued employment.
(7)	Reflects a performance based restricted stock award on November 30, 2011 of shares of Class A common stock, the unvested portion of which vests as to 62,500 shares on June 30, 2012 and 62,500 shares on each of November 30, 2012, November 30, 2013 and November 30, 2014, assuming performance goals are met in 2012 and continued employment.
(8)	Stock option awards relating to 250,000 shares of Class A common stock, the unvested portion of which vests as to 62,500 shares on July 23, 2012, assuming continued employment.
(9)	Reflects a restricted stock award on November 30, 2009 of shares of Class A common stock, the unvested portion of which vests as to 18,750 shares on November 30, 2012, a restricted stock award on November 30, 2010 of shares of Class A common stock, the unvested portion of which vests as to 18,750 shares on each of November 30, 2012 and November 30, 2013, and a restricted stock award on November 30, 2011 of shares of Class A common stock, the unvested portion of which vests as to 18,750 shares on each of November 30, 2012, November 30, 2013 and November 30, 2014, assuming continued employment.
(10)	Stock option awards relating to 30,000 shares of Class A common stock, the unvested portion of which vests as to 7,500 shares on July 23, 2012, assuming continued employment.
(11)	Reflects a restricted stock award on January 28, 2008 of shares of Class A common stock, the unvested portion of which vested as to 10,000 shares on January 28, 2012, a restricted stock award on November 30, 2009 of shares of Class A common stock, the unvested portion of which vests as to 7,500 shares on November 30, 2012, a restricted stock award on November 30, 2010 of shares of Class A common stock, the unvested portion of which vests as to 7,500 shares on each of November 30, 2012 and November 30, 2013, and a restricted stock award on November 30, 2011 of shares of Class A common stock, the unvested portion of which vests as to 7,500 shares on each of November 30, 2012, November 30, 2013 and November 30, 2014, assuming continued employment.
(12)	Fair value of shares or units of stock that have not vested and unearned shares, units or other rights that have not vested is calculated using the closing sales price of the Class A common stock on November 30, 2011, which was the last trading day of the fiscal year. At November 30, 2011, the closing sales price was $18.41 per share.

Option Exercises and Stock Vested

The following table sets forth information about option exercises and stock vested during fiscal 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Stuart A. Miller
Class A common stock	9,030	20,408	250,000	4,602,500
Class B common stock	903	15,247	—	—
Rick Beckwitt
Class A common stock	—	—	150,000	2,792,750
Class B common stock	—	—	—	—
Jonathan M. Jaffe
Class A common stock	20,000	26,498	150,000	2,792,750
Class B common stock	2,000	33,000	—	—
Bruce E. Gross(1)
Class A common stock	11,498	25,411	86,250	1,643,663
Class B common stock	1,149	19,246	—	—
Mark Sustana(1)
Class A common stock	—	—	40,000	762,850
Class B common stock	—	—	—	—

(1)	Includes shares awarded November 30, 2011 that vested upon issuance.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We did not have a deferred compensation plan, and no named executive officers deferred any compensation during fiscal 2011.

Compensatory Plans and Arrangements

Equity Plans

We have a 2007 Equity Incentive Plan that provides for the granting of up to 15,000,000 shares of Class A or Class B common stock that may be issuable upon the exercise of stock options or stock appreciation rights, or that may be awarded as shares of restricted common stock or other forms of share based awards, to key officers, associates and Directors. Our Board of Directors has approved, and our stockholders are being asked to vote upon, amendments to the 2007 Plan that, among other things, would increase the number of shares that may be the subject of awards under the 2007 Plan to 25,000,000 shares. See “Proposal 3 – Approval of Amendments to 2007 Equity Incentive Plan.” The exercise prices of stock options and stock appreciation rights awarded under the 2007 Plan may not be less than the fair value of the applicable class of common stock on the date of the grant. Options granted under the 2007 Plan become exercisable at the time or times determined when the options are granted. Each stock option and stock appreciation right will expire on a date determined at the time of the grant, but not more than ten years after the date of the grant. See “Item 3 – Proposal to Approve Amendments to the Company’s 2007 Equity Incentive Plan” for information about amendments to the 2007 Equity Incentive Plan that are being presented for stockholder approval.

Since we adopted the 2007 Equity Incentive Plan, it has been the only plan under which we have made equity-based awards to key officers, associates and Directors. The prior plan (the Lennar Corporation 2003 Stock Option and Restricted Stock Plan) terminated when the 2007 Equity Plan was adopted. However, some awards made under it or under our 2000 Stock Option and Restricted Stock Plan are still outstanding.

The Lennar Corporation 2003 Stock Option and Restricted Stock Plan provided for the granting of Class A or Class B stock options and stock appreciation rights and awards of restricted stock to key officers, associates and Directors. No options granted under the 2003 Plan could be exercised until at least six months after the date of the grant. Thereafter, options became exercisable in installments determined when options were granted. Each stock option and stock appreciation right would expire on a date determined at the time of the grant, but not more than ten years after the date of the grant. Restricted stock grants could not vest earlier than six months after the date of issuance.

The Lennar Corporation 2000 Stock Option and Restricted Stock Plan provided for the granting of stock options and stock appreciation rights relating to Class A common stock and awards of restricted Class A common stock to key officers, associates and Directors. No options granted under the 2000 Plan could be exercised until at least six months after the date of the grant. Thereafter, options became exercisable in installments determined when options were granted. Each stock option and stock appreciation right expires on a date determined at the time of the grant, but not more than ten years after the date of the grant. Restricted stock grants vested over vesting periods determined at the time of the grants.

Incentive Compensation Plan

We have a 2007 Incentive Compensation Plan under which the Compensation Committee of our Board of Directors, or a subcommittee of the Compensation Committee, can establish (or delegate to members of our management, the authority to establish) performance goals for our and our subsidiaries’ officers and key associates and determine formulae on the basis of which bonuses will be awarded to those officers and key associates based upon the extent to which they achieve those performance goals. The formula for a person may relate to how we or a subsidiary, division or other operating unit performs, or how it performs compared with other companies or indexes. Possible performance criteria include, among other things, pre-tax income, after-tax income, per share net income, operating income, return on equity, return on invested capital, stock appreciation, reductions in operating costs, customer satisfaction ratings, number of homes sold or number of mortgages originated. See “Proposal 4 — Approval of 2012 Incentive Compensation Plan” for information about a new plan that would replace the 2007 Incentive Compensation Plan.

Compensation Committee Interlocks and Insider Participation

During fiscal 2011, Messrs. Gerard, Gilliam, Landon and Hudson served on our Compensation Committee. During fiscal 2011, none of our executive officers served on the compensation committee or the board of any other entity of which a member of our Compensation Committee was an executive officer or on the compensation committee of any entity of which any of our directors was an executive officer.

Certain Relationships and Related Transactions

Related Party Transactions Policies and Procedures

Our policy, included in our Code of Business Conduct and Ethics, is that all directors, officers and associates must avoid any activity that does or appears to conflict with the interests of the Company. Our directors, officers and associates are aware of the applicable provisions of our Code of Business Conduct and Ethics, and we seek to become aware of related party transactions through periodic reviews by, and notifications to, management, including the completion of an annual Questionnaire for Directors and Executive Officers. We conduct a review of all related party transactions for potential conflicts of interest. Any potential conflicts of interest must be reviewed and approved, if applicable, by our Conflicts Committee if the person involved is someone other than a director or our chief executive officer or, if the person involved is a director or our chief executive officer, by the Audit Committee of the Board of Directors. Our Conflicts Committee consists of our Chief Financial Officer, our Principal Accounting Officer and our General Counsel. During fiscal 2011, there were no transactions with related persons which our policies and procedures did not require to be reviewed, approved or ratified or regarding which our policies and procedures were not followed.

Relationship with LNR Property Corporation

In 1997, we transferred our commercial real estate investment and management business to LNR Property Corporation, and spun-off LNR to our stockholders. As a result, LNR became a publicly-traded company, and the family of Stuart A. Miller, our Chief Executive Officer and a Director, which had voting control of us, became the controlling shareholder of LNR.

Since the spin-off, we have entered into a number of joint ventures and other transactions with LNR. Many of the joint ventures were formed to acquire and develop land, part of which was subsequently sold to us or other homebuilders for residential building and part of which was subsequently sold to LNR for commercial development. Because Mr. Miller’s family had a controlling interest in LNR, our By-Laws required that all ventures and transactions with LNR be reviewed and approved by an Independent Directors Committee of our Board of Directors. In February 2005, LNR was acquired by a company formed by a private equity investment group. Mr. Miller’s family was required to purchase a 20.4% minority interest in the acquiring company, but that interest was non-voting and neither Mr. Miller nor anyone else in his family was an officer or director, or otherwise was involved in the management, of LNR or its parent. Nonetheless, because the Miller family had a significant minority interest in LNR’s parent, significant transactions with LNR, or entities in which it had an interest, continued to be reviewed and subject to approval by the Independent Directors Committee of our Board of Directors.

In January 2004, a company of which we and LNR each owned 50% acquired The Newhall Land and Farming Company for approximately $1 billion, including $200 million we contributed and $200 million that

LNR contributed (the remainder came from borrowings and proceeds of sales of properties to LNR). Subsequently, we and LNR each transferred our interests in most of our joint ventures to the jointly-owned company that had acquired The Newhall Land and Farming Company, and that company was renamed LandSource Communities Development LLC (“LandSource”).

In February 2007, LandSource admitted a new majority partner and the joint venture obtained $1.6 billion of new non-recourse financing. The transaction resulted in a cash distribution to us of $707.6 million and a similar distribution to LNR, but reduced our and LNR’s ownership of LandSource to 16% each.

In June 2008, LandSource and a number of its subsidiaries commenced proceedings under Chapter 11 of the Bankruptcy Code. In July 2009, as a result of the bankruptcy proceedings, LandSource was reorganized into a new company named Newhall Land Development, LLC, (“Newhall”), which emerged from Chapter 11 free of its previous bank debt. As part of the reorganization, we invested $140 million in exchange for an approximately 15% equity interest in the reorganized Newhall, ownership in several communities that were formerly owned by LandSource, the settlement and release of any claims that might have been asserted against us and assignment to us of certain claims LandSource had against third parties, including LNR. LNR is not a member of Newhall, the reorganized company.

During 2010, LNR and its parent underwent debt and equity restructurings, as a result of which the Miller family interest in LNR’s parent was reduced from its prior level. In 2011, the Miller family disposed of its remaining interest in LNR. Therefore, it is likely that our Board of Directors will in the near future remove the By-Law requirement that ventures and transactions involving LNR be reviewed and approved by the Independent Directors Committee of our Board.

Aircraft Agreements

In August 2005, Stuart Miller, our Chief Executive Officer, entered into a Time-Sharing Agreement with one of our subsidiaries which provides that Mr. Miller can sub-lease an aircraft leased by that subsidiary for non-business purposes. Under that Agreement, Mr. Miller pays the subsidiary, out of a prepayment fund established in connection with the agreement, the aggregate incremental cost of each flight based on a list of expenses authorized by federal regulations. The subsidiary retains sole discretion to determine what flights may be scheduled by Mr. Miller, and under the Agreement the Company’s prior planned use of the aircraft takes precedence over Mr. Miller’s non-business use. Mr. Miller paid our subsidiary $295,000 under the agreement for his use of the aircraft during fiscal 2011 (the cost reimbursed by Mr. Miller was calculated in accordance with Federal Aviation Administration regulations).

In January 2011, Rick Beckwitt, our President, entered into a Time-Sharing Agreement with one of our subsidiaries which provides that Mr. Beckwitt can sub-lease a second aircraft leased by that subsidiary for non-business purposes. The terms of that Time-Sharing Agreement are essentially the same as those in the Time-Sharing Agreement between the subsidiary and Mr. Miller. Mr. Beckwitt paid our subsidiary $87,000 under the agreement for his use of the aircraft during fiscal 2011

In addition to reimbursing the Company for personal use of the aircraft, in February 2009, Mr. Miller entered into an Amended and Restated Aircraft Dry Lease Agreement with us and one of our subsidiaries that, under Federal Aviation Administration rules, permits Mr. Miller, at his option, to pay on behalf of the Company the full cost of all use and ownership of the aircraft, including business use, which he did by paying us $3.4 million in fiscal 2009. There were no reimbursements in fiscal 2010 or 2011. Our independent Directors approved the Amended and Restated Agreement. Federal Aviation Administration rules did not permit Mr. Miller to reimburse the Company for business use of the aircraft under his 2005 Aircraft Time-Sharing Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. They are required to furnish us with copies of the reports they file pursuant to Section 16(a). Based on our review of the copies of reports we have received, we believe that during fiscal 2011, our Directors, officers and greater than 10% beneficial owners made all required filings on a timely basis.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended November 30, 2011. Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 1994 and our Audit Committee has selected them as our independent registered public accounting firm for fiscal 2012. In “Proposal 5 – Ratification of Selection of Independent Registered Public Accounting Firm,” our stockholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012. As is described in the discussion of Proposal 5, if our stockholders do not ratify that selection, the effect of that will be to cause the Audit Committee to reconsider whether or not to retain that firm as our independent registered public accountants.

We expect representatives of Deloitte & Touche LLP to be present at our 2012 Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), for various types of professional services and related expenses during the years ended November 30, 2011 and 2010 were as follows:

Type of Services	Fees during the year ended November 30, 2011	Fees during the year ended November 30, 2010
Audit Fees	$2,894,000	$3,161,000
Audit-related Fees	$357,000	$479,000
Tax Fees	$345,000	$465,000

Total	$3,596,000	$4,105,000

Audit services include the audit of our annual financial statements, reviews of our quarterly financial information and consents and comfort letters. Audit-related services primarily include assistance in understanding and applying financial accounting and reporting standards and accounting assistance with regard to proposed transactions. Tax services are tax planning, tax compliance services and tax return preparation. All other fees are fees that do not fall into the specific types of services.

Audit Committee Pre-Approval Policy

The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to us or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by a de minimus exception in Section 10A of the Securities Exchange Act of 1934. During fiscal 2011, the Audit Committee pre-approved all services provided by Deloitte.

Auditor Independence

Our Audit Committee has been informed of the types of services that Deloitte has provided to us and has determined that Deloitte’s providing those services to us is compatible with Deloitte maintaining its independence from us.

Report of the Audit Committee

The following statement is furnished by the Audit Committee of Lennar Corporation and is not to be incorporated by reference into any document that we file with the Securities and Exchange Commission.

Management has the primary responsibility for producing the Company’s financial statements and for implementing the Company’s financial reporting process, including the Company’s system of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of the Company’s financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements for the year ended November 30, 2011 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During the course of fiscal 2011, management undertook the testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each Audit Committee meeting. At the conclusion of the process, the Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2011 that has been filed with the Securities and Exchange Commission, as well as Deloitte & Touche LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of: (i) the consolidated financial statements and schedule thereto and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2012.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard Section 380, Communication with Audit Committees, and Rule 2-07 of Securities and Exchange Commission Regulation S-X. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committee Concerning Independence,” and has discussed with Deloitte & Touche LLP the firm’s independence. The Audit Committee has also considered whether the providing of audit-related and other non-audit services by Deloitte to the Company is compatible with maintaining the firm’s independence.

The Audit Committee has evaluated the independent registered public accounting firm’s role in performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB and applicable professional and firm auditing standards, including quality control standards. The Audit Committee has received assurances from the independent registered public accounting firm that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent registered public accounting firm has further assured the Audit Committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Company’s management that the audited financial statements be included in the Annual Report on Form 10-K for the Company’s fiscal year ended November 30, 2011 that was filed with the Securities and Exchange Commission. By recommending to the Board of Directors and the Company’s management that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee:

Sherrill W. Hudson, Chairperson;

Irving Bolotin;

Steven L. Gerard;

R. Kirk Landon

Proposal 1: Election of Directors

Our Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, has designated the eight persons described in the section of this proxy statement captioned “Board of Directors” as nominees for election as Directors to serve until the next annual meeting of our stockholders. All of the nominees are currently serving as Directors of our company. Directors will be elected by a plurality of the votes cast with regard to the election of Directors. The persons named in the enclosed proxy will vote the proxies they receive for the election of all the Board nominees, except to the extent that a particular proxy withholds authorization to vote for one or more nominees. Each of the Board nominees has indicated that he is willing and able to serve as a Director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board of Directors, either the number of directors constituting the entire Board will be reduced or the proxies will be voted for the election of a substitute nominee that the Board of Directors will designate based upon a recommendation from its Nominating and Corporate Governance Committee. We provide biographical information about each nominee for Director in the section of this proxy statement captioned “Biographical Information about Our Director Nominees.”

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominees for Director described above. Proxies that are executed and returned will be voted FOR the election of each of those nominees, except to the extent that particular proxies contain instructions not to vote for particular nominees.

Proposal 2: Advisory Vote on the Company’s Compensation of Named Executive Officers

Section 14A(a)(1) of the Securities Exchange Act of 1934, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that not less frequently than once every three years a proxy for an annual or other meeting of shareholders which is required by the SEC’s proxy solicitation rules to include disclosure of executive compensation must include a separate resolution subject to shareholder vote to approve the compensation of named executive officers as disclosed pursuant to the applicable SEC disclosure requirement. That stockholder vote is not binding on us or on our Board of Directors. At our 2011 Annual Meeting of Stockholders, 94.3% of the votes that were cast (and 86.8% of the votes that were cast by stockholders other than Stuart Miller, our Chief Executive Officer) with regard to the proposal to approve the compensation of our named executive officers voted in favor of that proposal. In addition, our stockholders were asked for a non-binding vote on whether they should vote to approve our executive compensation every year, every two years or every three years. A plurality of the votes that were cast favored holding a vote every year, which is what our Board of Directors had recommended. Accordingly, our Board of Directors determined that we will hold a non-binding advisory vote of the shareholders on the compensation of our named executive officers at every Annual Meeting. In accordance with this, at the Annual Meeting of Stockholders, our stockholders will be asked to vote for or against, or to abstain from voting with regard to, approval of a resolution stating:

RESOLVED, that the stockholders of Lennar Corporation approve the compensation of the named executive officers described in the Proxy Statement dated March 2, 2012 relating to the Corporation’s 2012 Annual Meeting of Stockholders.

This Proxy Statement, and in particular the sections of this Proxy Statement captioned “Compensation Committee,” “Effects of our Compensation Programs on Risk,” “Executive Compensation” (including the subsections captioned “Compensation Discussion and Analysis,” “Summary Compensation Table,” “Grants of Planned-Based Awards,” “Outstanding Equity Awards at Fiscal-Year End,” and “Option Exercises and Stock Vested,”) and “Compensatory Plans and Arrangements,” contains a substantial amount of information relating to how we compensate our named executive officers. You should carefully read the information in those sections in order to decide how to vote with regard to this Proposal.

The resolution that is the subject of this Proposal will be deemed to be approved by the stockholders if a majority of the votes cast with regard to the resolution are cast in favor of it.

Vote not Binding

Section 14A(c) of the Securities Exchange Act states that a shareholder vote of the type referred to in Section 14A(a) (i.e., a vote on executive compensation of the type that is the subject of this Proposal) shall not be binding on the issuer or the Board of Directors of the issuer and may not be construed —

(1)	As overruling a decision by such issuer or Board of Directors;

(2)	To grant or imply any change in the fiduciary duties of such issuer or Board of Directors;

(3)	To grant or imply any additional fiduciary duties for such issuer or Board of Directors; or

(4)	To restrict or limit the ability of shareholders to make proposals for resolutions in proxy materials relating to executive compensations.

In other words, the vote that is the subject of this Proposal will not be binding upon us or upon our Board or its Compensation Committee. Accordingly, even if a majority of the votes cast by our stockholders with regard to the resolution are cast against it, our Board of Directors and its Compensation Committee will not be required to cause us to change our compensation programs, and even if a majority of the votes cast with regard to the resolution are cast in favor of it, our Board of Directors and its Compensation Committee will not be precluded from changing our compensation programs. Nonetheless, if the vote on executive compensation indicates a clear stockholder preference, the Board of Directors and the Compensation Committee would consider that in setting executive compensation for next year.

Our Board of Directors unanimously recommends a vote FOR the proposal to approve the compensation of named executive officers described in this proxy statement. Proxies that are executed and returned will be voted FOR that proposal, except to the extent that particular proxies contain instructions to vote against, or to abstain from voting with regard to, that proposal.

Proposal 3: Approval of Amendments to 2007 Equity Incentive Plan

The Amendments to the Equity Incentive Plan

On January 12, 2012, our Board of Directors approved amendments to our 2007 Equity Incentive Plan to do the following:

•

Increase the number of shares we may issue under the Equity Plan to 25,000,000 shares of Class A or Class B common stock from the previous 15,000,000 shares. As part of this amendment, the Board increased the number of shares that can be made subject to stock options to 22,500,000 shares and added a provision permitting a participant to receive options relating to up to 1,000,000 shares after November 30, 2011, in addition to the options the person received on or before November 30, 2011 (previously, the Equity Plan had provided that a participant could not receive options relating to more than 1,000,000 shares over the life of the Equity Plan).

•

Change the provision regarding when vesting of options, restricted shares and phantom shares held by a participant will be accelerated as a result of a Change in Control of us to require that both (i) there be a Change in Control, and (ii) within twenty-four months after the Change in Control, the participant cease to be employed by us or by a subsidiary (or to be a non-employee officer or director of us or of a subsidiary) either because of a termination of employment by us without Cause or, if the participant is an employee, because of a termination of employment by the participant with Good Reason.

•	Change the types of performance criteria that may be the subject of performance goals that may be established with regard to performance based awards.

The amendments are subject to approval by our stockholders at their next meeting that is held after January 12, 2012 (which is our 2012 Annual Meeting of Stockholders). Although we are permitted to make awards out of the increased shares prior to stockholder approval, any such awards will be void if the amendments are not approved by January 11, 2013 (one year after the date of the Board of Directors approval).

The Equity Plan, as it is proposed to be amended, is attached as Exhibit 1 to this Proxy Statement.

The Proposed Increase in Shares that may be issued under the Equity Plan

Under the Equity Plan, we have the right to issue stock options, restricted stock, phantom shares and other awards based on our Class A or Class B common stock or convertible securities. However, prior to the amendment that is being voted upon, we were only authorized to issue a total of 15,000,000 shares under the Equity Plan. The amendment increases that to 25,000,000 shares of which 22,500,000 shares may be subject to stock options. In addition, before the amendment, we were not able to make awards under the Equity Plan to any participant in a year relating to more than 500,000 shares and we were not able to issue options to any participant over the life of the Equity Plan relating to more than 1,000,000 shares (but this did not limit the stock or stock based awards a participant could receive other than under the Equity Plan). The proposed amendment does not increase the number of shares that may be awarded to a participant in a year, but it provides that a participant may receive options to purchase up to 1,000,000 shares after November 30, 2011, in addition to options the participant received on or before November 30, 2011.

As of February 15, 2012, we had issued options or made other awards under the Equity Plan relating to 11,989,295 shares, net of cancellations. Therefore, at that date we had only 3,010,705 shares available for future awards under the Equity Plan. At that date, there were also outstanding options that had been issued under the Company’s 2003 Stock Option and Restricted Stock Plan or other prior plans entitling the holders to purchase a total of 427,000 shares of Class A common stock. The Compensation Committee of our Board of Directors, as well as our Board of Directors in its entirety, believes stock options, restricted stock and other stock based incentives are important to our efforts to attract and retain key associates. Because of the decline in our home sale and other activities due to depressed market conditions during the last five years, we have significantly reduced the number of our associates. That makes it particularly important for us to retain the key associates who are still with us. Due to a sharp drop in the price of our stock between 2006 and 2009, only a portion of which has been recovered, most of the stock options we granted prior to 2007 expired without being exercised, and most of the stock options we granted in 2007, which will expire during 2012, have exercise prices above the current market price of our Class A common stock.

While an increase in the price of our Class A common stock has given some value to the stock options and increased the value of the restricted stock awards we issued in 2008 through 201l, the Compensation Committee believes the value of the equity component of the compensation we have awarded during the last several years is less than they would like it to be, and they believe it is important that we be able to continuing making significant equity based awards to our senior executives and other key associates. Therefore, the Compensation Committee recommended to the Board that the number of shares available for issuance under the Equity Plan be increased by 10,000,000 shares to a total of 25,000,000 shares, and the Board approved that increase. This will enable us to continue to issue stock options, restricted stock and other forms of stock based compensation that will give our key associates meaningful incentives to stay with us and will enable us to hire additional highly qualified people when markets return to normal.

The Proposed Amendment regarding Vesting as a Result of a Change in Control

Under the Equity Plan as it has been in effect until the proposed amendment, if there were a Change in Control of us, at the time of the Change in Control all options granted under the Equity Plan would become exercisable in full, all restricted shares issued under the Equity Plan would vest and no longer be subject to forfeiture, and all outstanding phantom shares would vest. This is often referred to as a “single trigger,” because a change in control alone would cause the acceleration of option exercisability and vesting of restricted shares and phantom shares.

Many companies have what are referred to as “double trigger” requirements, under which there will be an acceleration of exercisability or vesting only if, within a specified period after a change in control, the company terminates a person’s employment without cause or the person terminates his or her employment for what is defined to be good reason for a termination of employment. Our Compensation Committee determined that a person’s rights with regard to options, restricted stock or phantom shares should not change because of a change in control of us if the person’s employment continues as it was before the change in control. Therefore, our Compensation Committee determined that we should modify the change in control provision of the Equity Plan to be a “double trigger” requirement with regards to awards made after November 30, 2011, and our Board approved that change.

As a result, under the amended Equity Plan, there would be an acceleration of exercisability of a participant’s options and of vesting of the participant’s restricted stock and phantom shares, if any, as a result of a Change in Control only if within twenty-four months after the Change in Control, either (a) we terminate the participant’s employment (or, if the participant is a non-employee officer or director of us or one or more subsidiaries, we terminate the person’s positions as an officer or director) without Cause, or (b) the participant terminates his or her employment with us and our subsidiaries for Good Reason. For the purposes of this provision, “Cause” means any one of nine types of conduct, including willful or gross misconduct or neglect, repeated failure to adhere to directions of superiors or the Board or to comply with Company policies, commission of felonies or illegal acts that are detrimental to us, material failure to perform assigned duties or violations of Company rules or policies that state that violations may result in termination of employment. “Good Reason” means a reduction in a participant’s base salary (other than as a result of a reduction of not more than 10% for all executives of a comparable level), a reduction in a participant’s target bonus level, a material reduction in a participant’s benefits, a material diminution in a participant’ s reporting relationship, title or responsibilities, or an unconsented to requirement that a person move the principal location at or from which the person works by more than 50 miles which results in an increase in the participant’s daily commute by more than 10 miles in each direction. The complete definitions of “Cause” and “Good Reason,” as well as the definition of what constitutes a “Change in Control,” appear in the amended Equity Plan, which is Exhibit 1 to this Proxy Statement.

The Change in Performance Criteria

Generally, Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company like us can deduct for compensation paid to any of its executive officers whose compensation is required to be disclosed in its annual proxy statement (except the principal financial officer). However, there is an exception for compensation that is conditioned on achieving performance goals based upon criteria set forth in plans approved by stockholders at least once every five years.

The Equity Plan has a list of performance criteria. However, in the five years since our Equity Plan was adopted, there have been changes in the way in which we evaluate the performance of our key associates. Therefore, as one of the amendments to the Equity Plan, our Compensation Committee has recommended and our Board has approved new types of performance criteria. These new types of performance criteria, which will be effective if our stockholders approve the amendments to the Equity Plan, are:

(1)	earnings, including pre or post interest, taxes, depreciation, amortization, or any combination

(2)	growth in operating income, profit margins, including gross, net and other

(3)	enhanced or achievement of specified levels of revenues

(4)	reduction in operating costs, including G&A and SG&A type costs

(5)	home sale price, or cost per home

(6)	number of homes sold

(7)	growth in backlog

(8)	growth in market share

(9)	growth or improved management of community count

(10)	number or dollar amount of mortgages originated or placed

(11)	cash flow, including increases to cash

(12)	monetizing underperforming and inactive areas

(13)	attraction of new capital sources

(14)	securities sold, both debt and equity

(15)	increase in book value per share

(16)	various return or balance sheet ratios

(17)	reduction in or improved management of joint ventures

(18)	favorable resolution of disputes and claims

(19)	customer satisfaction ratings

(20)	increase in energy efficiency of product

Description of the Equity Incentive Plan

The purpose of the Equity Plan is to attract and retain key associates, directors and officers for us and for our subsidiaries and to encourage their efforts to make our business more successful. Awards may be made to persons determined to be key associates, directors or officers of us or of our subsidiaries.

The Compensation Committee or another Committee of our Board of Directors (or if there is no Committee, the Board of Directors itself) administers the Equity Plan. Unless we are not subject either to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, the Committee will consist solely of at least two non-employee directors. It determines the persons to whom awards will be made, the types of awards that will be made to particular persons, the numbers of shares to which awards will relate, the dates when awards will vest, and the other terms of awards, including the payments, if any, that participants will have to make to benefit from awards.

The Committee may award:

•	stock options — rights to purchase shares of our Class A or Class B common stock;

•

restricted stock — shares of Class A or Class B common stock that are issued to, and owned by, participants, but which the participants will be required to return to us if vesting conditions imposed when the shares are issued are not satisfied;

•

phantom shares — contract rights entitling the holders to receive in the future sums equal to the value of specified numbers of shares of Class A or Class B common stock or the amounts by which the values of specified numbers of shares exceed specified base values; and

•

other stock based awards — including shares of common stock of either class, stock appreciation rights, securities that are convertible into common stock, restricted stock units, dividend equivalent rights and other types of stock based awards.

In order to enable us to take advantage of an exception from Section 162(m) of the Internal Revenue Code, or for other reasons, the Committee may cause vesting of awards to be subject to achievement of performance goals, which may:

•	relate to us as an entirety or to particular subsidiaries, divisions or other operating units;

•	relate solely to how we perform or how that performance relates to other companies or to an index; and

•	relate to any of the criteria described above.

Unless agreements relating to particular awards provide otherwise, if there is a Change in Control of us, and with regard to awards made after November 30, 2011, if within twenty-four months after the Change in Control, we terminate a participant’s employment (or position as a non-employee officer or director of us or a subsidiary) without Cause, or the participant terminates his or her employment with us and our subsidiaries for Good Reason, when that takes place all outstanding stock options will become exercisable in full, all restrictions relating to restricted stock will terminate, and all phantom shares will vest and, unless the holders elect otherwise, become immediately payable.

The Equity Plan has provisions governing what will happen to awards if a participant ceases to be employed by us under various circumstances (such as termination by us for cause or without cause, termination by the participant other than because of death, disability or retirement, termination because of the participant’s death or disability or termination because of the participant’s retirement).

Generally, awards under the Equity Plan cannot be assigned or transferred, except by will or the laws of descent and distribution, except that the Committee may permit participants to designate the persons who will be entitled to benefits after the participants’ deaths.

The Committee may permit participants to defer receipt of payment or shares as a result of awards, subject to procedures intended to avoid penalties under Section 409A of the Internal Revenue Code.

Option Holders

The following table contains information about the stock options that were outstanding under our option plans (including the Equity Plan) on February 15, 2012:

Individual or Group Holding Options	Shares of Class A Common Stock Subject to Options	Weighted Average Exercise Price Per Class A Share
Irving Bolotin	5,000	$18.24
Steven L. Gerard	5,000	$18.24
Theron I. (“Tig”) Gilliam	5,000	$16.44
Sherrill W. Hudson	5,000	$18.24
R. Kirk Landon	7,500	$15.05
Sidney Lapidus	5,000	$18.24
Stuart A. Miller	—	$—
Donna E. Shalala	5,000	$18.24
Jeffrey Sonnenfeld	5,000	$18.24
All executive officers	1,230,000	$13.54
All directors who are not executive officers	42,500	$17.46
All employees other than executive officers	2,082,544	$21.95

On February 15, 2012, the last reported sale price of our Class A common stock reported on the New York Stock Exchange was $23.56 per share. At February 15, 2012 there were no outstanding options to purchase shares of Class B common stock.

Tax Consequences

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. federal income tax advice contained in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to any person any transaction or matter addressed in this proxy statement.

The principal Federal income tax consequences to a participant of (i) the grant and exercise of options, (ii) the sale of shares acquired through exercise of options, (iii) the grant, vesting and sale of restricted stock, (iv) the grant and receipt of payments with regard to phantom shares and (iv) other share awards, are as follows:

Stock Options

Recipients do not have taxable income because they are granted stock options under the Equity Plan.

Unless an option is an incentive stock option (ISO), when the option is exercised, the holder will be treated as receiving ordinary income equal to the amount by which the fair value at the time of the exercise of the stock acquired by exercise of the option exceeds the exercise price of the option. The fair value of the stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the shares of that stock are sold, the amount by which the sale price is greater or less than the fair value of the shares when the option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the stock was held after exercise.

The holder of an ISO does not realize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair value at the time of exercise of the stock as to which it was exercised exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the ISO. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when shares of that stock are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a “disqualifying disposition,” and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair value of the stock when the option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair value of the stock when the option was exercised, the difference between the fair value when the option was exercised and the sale price will be a capital gain.

Restricted Stock

Unless a person who receives restricted stock makes a “Section 83(b) election” (as discussed below), the person will not realize taxable income (and we will not be entitled to a deduction) when we issue restricted stock to the person. However, when shares vest (i.e., are no longer subject to forfeiture), the holder will realize ordinary income, and we will be entitled to a deduction, equal to the fair value of the shares at that time. The fair value of the shares when they vest will be the holder’s tax basis in the shares, and any difference between that fair value and the amount for which the person sells the shares will be a capital gain or loss, which will be long term or short term depending on how long the person holds the shares after they vest. A person may, however, elect under Section 83 of the Internal Revenue Code to realize when the person receives restricted stock compensation equal to the fair value of the shares at that time. If a person does that, (a) the person will not realize any tax when the shares vest, (b) the person’s tax basis in the shares will be their fair value when they are issued, (c) when the person sells the shares, any difference between their fair value when they were issued and the amount for which the person sells the shares will be a capital gain or loss, which will be short term or long term depending on how long the person holds the shares after they were issued, and (d) when we issue the shares, we will be entitled to a deduction equal to their fair value at that time.

Phantom Shares

A person will not be taxed when the person receives phantom shares, but when the person receives payment with regard to phantom shares, the person will realize ordinary income equal to the amount of the payment. If the payment is made with shares of Common Stock with a fair value equal to the amount of the payment, that fair value will be the person’s basis in the Common Stock.

Other Stock-Based Awards

The tax consequences related to receipt of stock based awards other than stock options, restricted stock or phantom shares will depend on the terms of particular awards.

Other Tax Consequences

In most instances, when a participant is treated as receiving ordinary income related to an award under the Equity Plan, we are required to pay withholding tax with regard to that ordinary income, for which the participant is required to reimburse us. We may obtain that reimbursement in cash (perhaps by withholding from the participant’s compensation) or by reducing the number of shares we issue, or the sum we pay, to the participant.

Required Vote

The proposal to approve the amendments to the Equity Plan will be approved if a majority of the votes cast with regard to that proposal are in favor of it. Stuart Miller, who, individually and through family entities, has the power to cast 46% of the votes that may be cast with regard to the proposal to amend the Equity Plan, has said he intends to vote in favor of that proposal.

Our Board of Directors unanimously recommends a vote FOR the proposal to approve the amendments to the Company’s 2007 Equity Incentive Plan. Proxies that are executed and returned will be voted FOR that proposal unless they contain instructions to vote against, or to abstain from voting with regard to, that proposal.

Proposal 4: Approval of the Lennar Corporation 2012 Incentive Compensation Plan

On January 12, 2012, our Board of Directors approved and adopted the Lennar Corporation 2012 Incentive Compensation Plan. This Incentive Plan will replace our 2007 Incentive Compensation Plan. The purpose of the Incentive Plan is to enable us to establish performance goals for selected officers and other key associates and to determine bonuses which will be awarded to those officers and other key associates on the basis of the extent to which they achieve those performance goals. A copy of the Incentive Plan is Exhibit 2 to this Proxy Statement.

The Compensation Committee of our Board of Directors, or a subcommittee of the Compensation Committee consisting solely of at least two outside directors, will administer the Incentive Plan. The Committee will have the authority to establish for our and our subsidiaries’ officers and key associates performance goals and bonus formulae related to those performance goals for any fiscal year or shorter or longer period. A performance goal would relate to one or more criteria specified in the Incentive Plan. A bonus formula would determine the amount of the bonus an officer or key employee would receive based on the extent to which he or she achieves the performance goal. The criteria under the Incentive Plan are the same as the amended criteria under our 2007 Equity Incentive Plan that are described in the portion of this Proxy Statement relating to “Proposal 3: Approval of Amendments to 2007 Equity Incentive Plan.” Those criteria are Exhibit A to the Incentive Plan, which is Exhibit 2 to this Proxy Statement.

No employee may be awarded a bonus under the Incentive Plan for any fiscal year in excess of the greater of (i) $3.0 million or (ii) 2% of our consolidated pre-tax income in that fiscal year. However, this will not affect the salary or bonus an employee can receive other than under the Incentive Plan. When the Committee establishes a performance goal and a bonus formula for a person, the Committee may provide that the resulting bonus will be paid in a single lump sum or over a period of years, with or without interest on deferred payments. It also may determine whether the right to the unpaid portion of a bonus will be forfeited if the person ceases to be employed by us or a subsidiary before the bonus is paid in full.

The Committee may delegate to other persons (including our Chief Executive Officer) all or part of its authority with respect to bonuses, except in situations where we will be seeking to take advantage of an exemption from the limitations of Section 162(m) of the Internal Revenue Code.

The Committee may determine that particular bonuses will be paid in cash or stock, or with other equity-based grants, or a combination of them. It may provide that bonuses will be paid with stock grants made under our 2007 Equity Incentive Plan or other equity-based plans or programs we may adopt.

Promptly after the end of each fiscal year, the Committee will review information presented to it by our management relating to the extent to which it may be appropriate to award bonuses to particular associates with regard to the fiscal year, and no bonus may be paid to a person until the Committee certifies that the bonus is correct based upon the performance goal and the bonus formula established for the person with regard to the fiscal year.

The Incentive Plan was effective on January 12, 2012, provided that our stockholders approve the Incentive Plan at the first annual meeting of stockholders held after that date (which is the 2012 Annual Meeting of Stockholders). Performance goals and bonus formulae may be established prior to stockholder approval, but no bonuses will be paid under the Incentive Plan unless it is approved by our stockholders.

Tax Consequences

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that, any U.S. federal tax advice contained in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another person any transaction or matter addressed in this proxy statement.

As a general matter, associates who receive bonuses under the Incentive Plan will realize ordinary income for tax purposes, and we will receive a deduction, when they receive bonus payments. If bonuses are paid, wholly or partly, with shares of our stock, the fair value of that stock when it is issued in payment of the bonus will be the recipient’s basis in those shares. We are asking our stockholders to approve the Incentive Plan so bonuses granted under it will qualify for an exemption from the limitations on deductibility of compensation under Section 162(m) of the Internal Revenue Code (although the Incentive Plan applies to many situations that are not subject to those limitations).

Required Vote

The proposal to approve the Incentive Plan will be approved if a majority of the votes cast with regard to that proposal are in favor of it. Stuart Miller, who, individually and through family entities, has the power to cast 46% of the votes that may be cast with regard to the proposal to approve the Incentive Plan, has said he intends to vote in favor of that proposal.

Our Board of Directors unanimously recommends a vote FOR the proposal to approve the 2012 Incentive Compensation Plan. Proxies that are executed and returned will be voted FOR that proposal unless they contain instructions to vote against, or to abstain from voting with regard to, that proposal.

Proposal 5: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2012, and the Board has directed that management submit the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since fiscal 1994. Information about the fees paid to Deloitte during our 2010 and 2011 fiscal years can be found in the section of this proxy statement captioned “Independent Registered Public Accounting Firm.”

Neither the Company’s By-Laws nor any other governing documents or law require stockholder ratification of the selection of the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of what it believes to be good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes that are cast with regard to the proposal will be required to ratify the selection of Deloitte & Touche LLP. Abstentions and broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Our Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Proxies that are executed and returned will be voted FOR that proposal except to the extent that particular proxies contain instructions to vote against, or to abstain from voting with regard to, that proposal.

Proposal 6: Stockholder Proposal Regarding the Company’s Energy Use

This stockholder proposal is sponsored by the Central Laborers’ Pension Fund. The address of, and the number of voting securities held by, this stockholder will be provided to any stockholder upon oral or written request made to our General Counsel. Lennar Corporation is not responsible for the content of this stockholder proposal or the statement in support of the proposal.

The Proposal

Statement in Support

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. A growing number of investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate stronger financial returns, better respond to emerging issues and enjoy long-term business success.

Mainstream financial companies are also increasingly recognizing the links between sustainability, performance and shareholder value. Information from corporations on their greenhouse gas emissions, environmental stewardship policies and overall sustainability strategies is essential to investors as they assess the strengths of corporate securities in the context of climate change and increased public awareness or corporate social and environmental responsibility. This is reflected in the growth of investor coalitions such as the Investor Network on Climate Risk (INCR), which represents over 100 investors with more than $10 trillion in assets under management. Such investors require comprehensive information on material ESG (environmental, social and governance) factors to analyze fully the risks and opportunities associate with existing and potential investments.

As such, it is not surprising that other major homebuilders such as KB Homes have taken leadership roles in this area through the publication of comprehensive sustainability reports that address company impacts with regards to greenhouse gas emissions, environmental stewardship, water use, and other related considerations.

Further, as concerns about rising energy prices, climate change and energy security continue to arise, we believe a focus on energy efficiency is necessary for home builders to remain competitive. In fact, studies by the CoStar Group, Maastricht University, The University of Arizona, and others have found that LEED and ENERGY STAR buildings can command sales premiums. Ignoring this quickly growing trend could position our company as an industry laggard and expose it to competitive, regulatory and reputational risks.

We recommend that the Company use the Global Reporting Initiative Sustainability reporting Guidelines to prepare the sustainability report. The Global Reporting Initiative (GRI, www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities, and their guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations. The GRI provides a supplement to its reporting framework that is specifically geared toward the construction and real estate sectors.

PLEASE VOTE YES, on this important shareholder proposal.

The Proposed Stockholder Resolution

RESOLVED: Shareholders request that Lennar Corporation (“Lennar” or “the company”) assess its current companywide energy use in its buildings, transportation, and the supply chain, set targets to reduce energy use in the future and report to shareholders (omitting proprietary information and at a reasonable cost) on its findings and progress annually.

Board Recommendation

The Board of Directors unanimously recommends a vote AGAINST this stockholder proposal.

Lennar Corporation shares the concerns of its stockholders, homebuyers and many others over reducing energy consumption. The Department of Energy estimates that the average new home is 30% more energy efficient than the average existing home. Proudly, Lennar continues to build its homes in accordance with, and many times in excess of, current energy efficiency requirements. Depending on local market preferences, Lennar often exceeds these requirements through the inclusion in our new homes of solar power systems, enhanced insulation, dual glazed windows and Energy Star appliances, among other features.

The success of our business depends upon our diverse network of subcontractors and suppliers and also upon our ability to respond to homebuyer preferences that vary significantly between markets.

Our subcontractors and suppliers are often small, independent businesses that are awarded business through competitive bids. We agree with our subcontractors and suppliers on specific prices for specific work or products, and allow them to determine the most efficient manner in which to conduct their businesses. Lennar, like most large builders, has historically allowed our subcontractors and suppliers autonomy in the performance of their contracts with us. In order to remain competitive, our subcontractors and suppliers must constantly search for increased efficiency, including in their energy consumption. Any attempt to manage the businesses of our subcontractors and suppliers would require a fundamental shift in the way we manage our business that we do not believe would be practical or desirable.

Lennar operates in many different markets throughout the United States. Consumer preferences vary significantly between these markets, as do the products we offer to satisfy these preferences. Construction practices vary between markets due to the differences in our products. And all of these varying items can change quickly. As a result, no single corporate policy on energy consumption will be appropriate for all markets, and decisions on energy consumption are best left to Lennar’s local managers who are charged with the responsibility of determining appropriate product offerings and assuring that we satisfy our customers.

The affirmative vote of a majority of the votes that are cast with regard to the proposal will be required to approve the stockholder proposal regarding the Company’s energy use practices. Abstentions and broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Our Board of Directors unanimously recommends a vote AGAINST the stockholder proposal. Proxies that are executed and returned will be voted AGAINST that proposal except to the extent that particular proxies contain instructions to vote for, or to abstain from voting with regard to, that proposal.

* * * *

Other Matters

Our management does not know of any matters other than those described in this proxy statement that will be presented to the stockholders for a vote at the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournments of the Annual Meeting, the persons voting the management proxies will vote them in accordance with their best judgment.

Our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for our fiscal year ended November 30, 2011, is being distributed to our stockholders with this proxy statement. A copy of our Annual Report on Form 10-K may be obtained, without charge, by writing to us at Lennar Corporation, Attn: Investor Relations, 700 Northwest 107th Avenue, Miami, Florida 33172, or by visiting our website at www.lennar.com.

Stockholder Proposals and Stockholder Nominations for Director

Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders or wishes to nominate a director candidate for our Board of Directors must submit such proposal or nomination in writing to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. Stockholder nominations for Director should comply with the information requirements as set forth in our Corporate Governance Guidelines. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2013 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act. To be eligible for inclusion in our 2013 Annual Meeting Proxy Statement, stockholder proposals must be received by our Office of the General Counsel at 700 Northwest 107th Avenue, Miami, Florida 33172 no later than November 4, 2012.

In addition, in accordance with Rule 14a-4 under the Securities Exchange Act, the persons named in the proxies solicited by our management will have the right to exercise discretionary voting authority with respect to any proposal that is submitted by a stockholder after January 17, 2013 that we are not asked to include in our Proxy Statement for the 2013 Annual Meeting of Stockholders.

Communication with the Board of Directors

Anyone who wishes to communicate with our Board of Directors, a committee of the Board, the independent Directors as a group or any member of the Board, may send correspondence to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. The General Counsel will compile and submit on a periodic basis all stockholder correspondence to the entire Board of Directors, or, if and as designated in a particular communication, to a committee of the Board, the independent Directors as a group or an individual Director, as applicable.

As set forth in our Code of Business Conduct and Ethics, we require our associates to maintain the highest level of integrity in their dealings on behalf of our company and its subsidiaries. We are dedicated to the utmost ethical standards and through our corporate charters and guidelines, we remain committed and accountable to our stockholders, associates, customers and the communities in which we operate. Concerns or complaints regarding financial, accounting, auditing, code of conduct or related matters can be submitted by stockholders, associates, customers and any other interested persons, and concerns regarding questionable accounting or auditing matters can be submitted by employees, confidentially and anonymously to the Audit Committee of our Board of Directors in the following manner:

By email to:	lennar@tnwinc.com
By telephone to:	1-800-503-1531
By mail addressed to:	The Network Attention: Lennar Corporation 333 Research Court Norcross, GA 30092

Also, concerns about our operations, our financial reporting, our business integrity, or any other matter related to our Company, can be submitted by anyone to the non-management directors of our Board of Directors in the following manner:

By email to:	feedback@lennar.com
By telephone to:	1-800-503-1534

By Order of the Board of Directors,

/s/ Mark Sustana

Secretary and General Counsel

Miami, Florida

March 2, 2012

EXHIBIT 1

LENNAR CORPORATION

2007 EQUITY INCENTIVE PLAN

(AS AMENDED EFFECTIVE JANUARY 12, 2012, SUBJECT TO STOCKHOLDER APPROVAL)

Lennar Corporation, a Delaware corporation, wishes to attract key employees, Directors and officers to the Company and its Subsidiaries and induce key employees, Directors and officers to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries. In furtherance thereof, the Lennar Corporation 2007 Equity Incentive Plan is designed to provide equity-based incentives to key employees, Directors and officers of the Company and its Subsidiaries. Awards under the Plan may be made to selected key employees, Directors and officers of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, or other forms of equity-based compensation.

1. EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is January 10, 2007, and the stockholders of the Company approved the Plan at the annual meeting of stockholders held on March 28, 2007. The Plan has been amended, and the effective date of the amendment is January 12, 2012, provided that the stockholders of the Company approve the amendment not later than the first annual meeting of stockholders held after that date. The Committee may make Awards under the amended Plan prior to stockholder approval, but each Award that could not have been made if the Plan had not been amended will be subject to the stockholders’ approving the amendment within one year after the date of the Award and no shares will be issued or payments made with regard to any award that could not have been made if the Plan had not been amended unless and until Lennar’s stockholders approve the amendment. The Plan shall terminate on, and no Award shall be granted hereunder on or after January 10, 2017 (the 10-year anniversary of the approval of the Plan by the Board) provided, however, that the Board may at any time before that date terminate the Plan.

2. ADMINISTRATION OF PLAN.

(a) Except as provided below, the Plan shall be administered by the Committee appointed by the Board. At all times when the Company is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two individuals, each of whom shall be a “nonemployee director” as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and, at all times when the Company is subject to Section 162(m) of the Code (unless the Company decides not to seek to take advantage of exemptions from the limitations of Section 162(m) of the Code with respect to any Awards), each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan specifically relating to such member. Any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. Notwithstanding the foregoing, to the extent permitted by applicable law, and other than with respect to Awards intended to qualify for an exemption from the limitations of Section 162(m) of the Code, Awards made to individuals covered by Section 16 of the Exchange Act, and Awards issued to any person delegated authority by the Committee pursuant to this Section 2(b), the Committee may delegate all or a part of its authority and duties with respect to Awards under the Plan to such other person or persons (including, without limitation, the Chief Executive Officer and the Chief Human Resources Officer of the Company) as the Committee shall determine in its sole discretion, (c) Each Award shall be the subject of an Award Agreement that shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Delaware law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan or the Award Agreement.

3. SHARES AND UNITS SUBJECT TO THE PLAN.

3.1 In General.

(a) Subject to adjustments as provided in Section 12, the total number of Shares subject to Awards granted under the Plan, in the aggregate, shall be 25,000,000. The maximum number of Shares that may underlie Awards, other than Options, granted in any one year to any Eligible Person, shall not exceed 500,000. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. For the purpose of determining the number of Shares that are subject to Awards granted under the Plan, Phantom Shares will be deemed to be the number of Shares on which the Phantom Share payments will be based. Any Shares that have been granted as Restricted Stock but are forfeited, that are the subject of Options that expire, or upon which Phantom Shares or other equity-based Awards that are forfeited were based, may again be made the subject of Awards under the Plan.

(b) Notwithstanding Section 3.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or other equity-based Awards under Section 7 are paid out in cash, then, notwithstanding the first sentence of Section 3.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

3.2 Options.

Subject to adjustments pursuant to Section 12, and subject to the last sentence of Section 3.1(a), Options with respect to an aggregate of no more than 22,500,000 Shares may be granted under the Plan. Subject to adjustments pursuant to Section 12, in no event may any Optionee receive Options for more than 1,000,000 Shares on or prior to November 30, 2011, or for more than 1,000,000 Shares after November 30, 2011 (in addition to the Options granted before that date).

4. PROVISIONS APPLICABLE TO STOCK OPTIONS.

4.1 Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom

Options are to be granted and the number and class of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

4.2 Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share of the applicable class on the day the Option is granted.

4.3 Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 5th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. Notwithstanding the foregoing, in the case of Incentive Stock Options, the Option shall expire no later than on the 10th anniversary of the date of grant (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such Termination. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement, may be exercised by the Successors of the Optionee.

4.4 Exercisability Upon and After Termination of Optionee.

(a) Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, and other than by reason of death, Retirement or Disability, then any Option that was exercisable on the date of the Termination of Service may be exercised for a 90-day period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or if earlier, the expiration of the term of the Option as provided under Section 4.3(a); provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a). Any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

(b) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death, the Option will become fully vested and immediately exercisable until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a).

(c) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of Disability, the Option will become fully vested and immediately exercisable until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a).

(d) Subject to the provisions of the Award Agreement, if an Optionee has a Termination of Service on account of Retirement, then (i) any Option that was exercisable on the date of the Termination of Service may be exercised for a one-year period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or, if earlier, the expiration of the term of the Option as provided under Section 4.3(a), and (ii) any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

(e) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Options, to the extent then unexercised, shall terminate and cease to be exercisable at the close of business on the date of the Termination of Service.

(f) Except as may otherwise be expressly set forth in this Section 4, or unless otherwise provided in the Award Agreement, if the Optionee terminates service with the Company and its Subsidiaries (other than on account of death, Retirement or Disability), then any Option that was exercisable on the date of the Termination of Service may be exercised for a 90-day period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or if earlier, the expiration of the term of the Option as provided under Section 4.3(a); provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a). Any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

4.5 Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

4.6 Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Subject in all events to the prohibition on loans to directors and executive officers contained in Section 10(e), payment must be made by one of the following methods:

(i) a certified or bank cashier’s check;

(ii) the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved by the Committee in its discretion, by surrender of Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard to the Shares as to which the Option is being exercised;

(iv) if approved by the Committee in its discretion at the written request of the Optionee, by having a portion of the Shares as to which the Option is exercised withheld by the Company, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard all the Shares as to which the Option is being exercised; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the way Options can be exercised as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) The Company shall pay for any fractional Shares resulting from an Optionee’s exercise in cash based upon the Fair Market Value of a Share on the date of exercise.

4.7 Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

4.8 Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of the Optionee’s death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

4.9 Certain Incentive Stock Option Provisions.

(a) The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

(b) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

(c) The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share of the applicable class on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

5. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

5.1 Grant of Restricted Stock.

(a) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the Award Agreements relating to grants of Restricted Stock: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price (or that there will be no purchase price) for the Restricted Stock granted to an Eligible Person; (iii) determine the period during which the Restricted Stock granted to an Eligible Person will be forfeitable and any other restrictions applicable to that Restricted Stock and (iv) determine or impose any other conditions that it may deem appropriate, including any requirement of achievement of Performance Goals, upon the grant of Restricted Stock to an Eligible Person.

(b) In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 8) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted (during which time such shares shall be subject to forfeiture), the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 5, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

5.2 Certificates.

(a) In the discretion of the Committee, each Grantee may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. A “book entry” (by computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock, where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE LENNAR CORPORATION 2007 EQUITY INCENTIVE PLAN RELATING TO RESTRICTED STOCK AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND LENNAR CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF LENNAR CORPORATION.

(b) The Committee shall require that any stock certificates evidencing Shares of Restricted Stock be held in custody by the Company until the restrictions relating to those Shares shall have lapsed, and may in its discretion require that, as a condition of any Restricted Stock Award, the Grantee shall have delivered a stock power, signed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates and any stock powers relating to them shall be delivered by the Company to the Grantee or his or her designee as provided in Section 5.3.

5.3 Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clauses (iii) through (ix) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in clause (i), (vii) or (viii) of this Section 5.3 or in Section 12, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any cash dividends or other distributions with respect to the Shares. Certificates for Shares that are no longer subject to forfeiture shall be delivered to the Grantee or his or her designee promptly after, but only after, the period of forfeiture shall lapse without the Shares becoming subject to forfeiture.

(iii) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

(iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Disability during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

(v) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Retirement during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

(vi) Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Grantee for any reason, other than on account of death, Retirement or Disability, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee.

(vii) Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company or any of its Subsidiaries for any reason (whether or not for Cause) during a period of forfeiture, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee, except to the extent that the Committee, on or before the date of the Termination of Service, determines that, the restrictions on some or all of the Grantee’s shares of Restricted Stock will terminate on the date of the Termination of Service, in which case on that date the restrictions on those shares will terminate and those shares of Restricted Stock will no longer be subject to forfeiture.

6. PROVISIONS APPLICABLE TO PHANTOM SHARES.

6.1 Grant of Phantom Shares.

(a) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares (including Phantom Shares designated as Deferred Shares as provided herein) to Eligible Persons and (ii) determine or impose any conditions to the grant of Phantom Shares that it may deem appropriate.

(b) The Phantom Share Value payable on settlement of Phantom Shares may be either the Fair Market Value of a specified number of shares of Common Stock of either class, or the amount by which the Fair Market Value of a specified number of shares of Common Stock of either class exceeds a base amount.

6.2 Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

6.3 Vesting.

(a) Subject to the provisions of the Award Agreements and Section 6.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b) Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(i) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(ii) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Disability, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(iii) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Retirement, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(iv) Subject to the provisions of the Award Agreement, in the event that a Grantee has a Termination of Service by the Grantee other than on account of death, Retirement or Disability, on the date of the Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or on the date of the Termination of Service shall thereupon, and with no further action, be forfeited and cease to be outstanding and no payments shall be made with respect to such forfeited Phantom Shares.

(v) Subject to the provisions of the Award Agreement, in the event that a Grantee has a Termination of Service by the Company (whether or not for Cause), on the date of the Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of that date shall thereupon, and with no further action, be forfeited and cease to be outstanding and no payments shall be made with respect to such forfeited Phantom Shares, except to the extent that the Committee, on or before the date of the Termination of Service, determines that some or all of the Grantee’s Phantom Shares shall become vested on the date of the Termination of Service, in which case on that date those Phantom Shares shall become immediately vested.

6.4 Settlement of Phantom Shares.

(a) Unless otherwise determined by the Committee at the time of grant, each vested and outstanding Phantom Share shall be settled in cash at the applicable Phantom Share Value. Phantom Shares that are to be settled in Shares shall be referred to as “Deferred Shares” and shall otherwise be subject to the terms of this Section 6.

(b) Unless otherwise provided in the applicable Award Agreement, the Phantom Share Value with regard to Phantom Shares will be determined as of the Settlement Date with regard to those Phantom Shares and, unless otherwise determined by the Committee when the Phantom Shares are granted, will be paid in a single sum as promptly as practicable after the Settlement Date.

(c) (i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 6.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective until at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii) Notwithstanding the foregoing, if a Grantee dies before the specified Settlement Date, the Settlement Date will be the date of the Grantee’s death.

(d) Notwithstanding any other provision of the Plan, the Committee may permit a Grantee to receive amounts that are due to be paid in installments as provided in Section 6.4(b) or were deferred by the Grantee as provided in Section 6.4(c) before they are due to be received in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or a “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii) by future cessation of the making of additional deferrals under Section 6.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

6.5 Other Phantom Share Provisions.

(a) Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 6.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 6.

Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 6, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e) No Phantom Share, or Deferred Share until the time of distribution, shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with an award of dividend equivalent rights, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or other similar rights with respect to any Phantom Share or Deferred Share until the time of distribution.

6.6 Claims Procedures.

(a) To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i) approve the claim and take appropriate steps for satisfaction of the claim; or (ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 6.6 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

7. OTHER STOCK-BASED AWARDS.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights, the grant of Common Stock, the grant of restricted stock units, and the grant of dividend equivalent rights.

8. PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the vesting of Awards, and (ii) provide, in connection with the establishment of the Performance

Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon one or more of the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the vesting of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 8 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

9. TAX WITHHOLDING.

9.1 In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

9.2 Share Withholding.

(a) Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c) Upon the making of a distribution in respect of Phantom Shares, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

9.3 Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the

Company’s obligation hereunder to deliver Shares to the Participant and to any release of restrictions that may otherwise be provided hereunder,; and the applicable Option, Restricted Stock, or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share.

10. REGULATIONS AND APPROVALS.

(a) The obligation of the Company to deliver Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock or Phantom Shares (or issuance of Shares in respect thereof), or other Award under Section 7 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act (generally, prohibiting loans by the Company to directors or executive officers).

11. INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendment is required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or rule of a securities exchange or similar organization.

12. CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends not exceeding in any fiscal year the per share amount that is 5% of the Fair Market Value of a share of Class A Common Stock on the first day of that fiscal year shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards (an event described in clause (i), (ii) or (iii) being a “Corporate Event”), then:

(x) the maximum aggregate number of Shares which may be made subject to Options under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y) the Committee shall take any such action as in its discretion shall be necessary so that the rights after the Corporate Event of each holder of Options, each holder of Phantom Shares, and each holder of other Awards under Section 7 that will be affected by the Corporate Event, will be substantially proportionate to the rights with regard to those Options, Phantom Shares or other Awards prior to such Corporate Event, including, without limitation, adjustments in (A) the number of Options and Phantom Shares (and other Awards under Section 7) granted, (B) the number and kind of shares or other property to be distributed in respect of Options and Phantom Shares (and other Awards under Section 7 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, if applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 12(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property) subject to all outstanding Awards, the number of Shares (or units of other property) available under Section 3 shall be increased or decreased, as the case may be, as may be determined by the Committee to take account of the increase or decrease in the number of Shares (or units of other property) subject to outstanding Awards.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued as a result of a Corporate Event in substitution for Restricted Stock shall be subject to the restrictions and requirements imposed in accordance with Section 5 on the Restricted Stock with regard to which it is issued, including the requirement to deposit certificates and stock powers with the Company and to have legends placed on certificates.

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed in accordance with Section 5.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed in accordance with Section 5.3(a) on the Restricted Stock with respect to which it is issued, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.2(a).

(d) The judgment of the Committee with respect to any matter referred to in this Section 12 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

13. EFFECT OF CHANGE OF CONTROL.

Unless otherwise provided in the applicable Award Agreement, (i) with respect to Options, Restricted Stock or Phantom Shares granted on or before November 30, 2011, each Option granted under this Plan will become exercisable in full, all Restricted Stock granted under this Plan will vest and no longer be subject to forfeiture, and all outstanding Phantom Shares will become vested, immediately upon a Change in Control, and (ii) with respect to Options, Restricted Stock or Phantom Shares granted after November 30, 2011, each Option granted to a Participant under this Plan will become exercisable in full, all Restricted Stock granted to a Participant under this Plan will vest and no longer be subject to forfeiture, and all outstanding Phantom Shares granted to a Participant under this Plan will become vested, if and when (but only if and when) there is a Change in Control and, within twenty-four months after the Change in Control, (x) the Company terminates the employment of the Participant (or, if the Participant is a non-employee officer or Director of the Company or its Subsidiaries, the Company terminates all the positions of the person as a non-employee officer or Director of the Company or its Subsidiaries) without Cause, or (y) the Participant is an employee and the Participant terminates his or her employment by the Company or its Subsidiaries for Good Reason. For the purposes of this Plan, the Company will be deemed to terminate the employment of a Participant if, solely as a result of action by the Company or a direct or indirect majority owned subsidiary of the Company (or a successor employer or its parent or subsidiary) by which the Participant was employed, there is a Termination of Service with regard to the Participant as a result of which the Participant ceases to be employed either by the Company or by a direct or indirect majority owned subsidiary of the Company (or a successor employer or its parent or subsidiary).

14. MISCELLANEOUS.

14.1 No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual’s employment or other service at any time.

14.2 No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Section 6.5(c), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and any Participant, the Company, its Subsidiaries or any other person or entity, on the other.

14.3 No Fund Created.

Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and any Phantom Shares (including for purposes of this Section 14.3 any accounts established to facilitate the implementation of Section 6.5(c)) and any other similar rights issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee

Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar rights issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices are limited to the right to receive payment, if any, as may herein be provided.

14.4 Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Company or mailed to its principal office, addressed to the attention of the Chief Human Resources Officer of the Company; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.4.

14.5 Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

14.6 Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE .

15. DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares and any other equity-based Awards that the Committee may, from time to time, consider issuing under the Plan.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 2. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or its affiliates; (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the terms of the Participant’s employment; or (ix) violation of any rule or policy of the Company that states that violations may result in termination of employment, provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning with respect to the Participant as may be specified in such employment agreement.

“Change in Control” means (i) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons (as that term is defined for purposes of Section 13(d) of the Securities Exchange Act) (a “Group”), other than a transaction with a majority owned subsidiary of Company or a transaction in which the Common Stock that is outstanding immediately before the transaction constitutes, or entitles the holders to receive, a majority of the shares of the purchaser that are outstanding immediately after the transaction, (ii) the approval by the holders of the capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition by any person or Group (other than one or more of the wife, the children or the grandchildren of the late Leonard Miller, or trusts or entities of which they own a majority of the beneficial interests) of beneficial ownership (determined as provided in the rules under Section 13 of the Securities Exchange Act) of more than 50% in voting power of the outstanding Common Stock; (iv) a majority of the members of the Board of Directors of the Company being persons who were not Directors on the Effective Date of this Plan and whose election was not approved by a vote of at least a majority of the members of the Board of Directors who either were members of the Board of Directors on the Effective Date of this Plan or whose election, or nomination for election, to the Board of Directors was approved by such a majority.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board under Section 2.

“Common Stock” means the Company’s Class A or Class B Common Stock, either currently existing or authorized hereafter.

“Company” means Lennar Corporation, a Delaware corporation.

“Director” means a director of the Company or one of its Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Eligible Person” means an officer, Director, or employee of the Company or its Subsidiaries or other person expected to provide significant services to the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Share as of a particular date means (i) if Shares of that class are then listed on a national stock exchange or quoted on a national quotation system, the last sale price per Share of that class reported on that exchange or quotation system on that date (or if there are no reported sales on that date, on the last preceding date on which a sale of Shares of that class was reported on such exchange or quotation system), (ii) if Shares of that class are not then listed on a national stock exchange or quoted on a national quotation system, but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares of that class in such over-the-counter market on that date (or if there are no bid and asked prices for the Shares of that class reported on that date, on the last preceding date on which there were bid and asked prices reported in such market) or (iii) if Shares are not then listed on a national stock exchange, quoted on a national quotation system or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine.

“Good Reason” means, with respect to a Participant who is an employee of the Company or one or more of its Subsidiaries, a reduction in the Participant’s base salary (other than a reduction of not greater than 10% that applies to all executives of a comparable level), a reduction in the Participant’s target cash annual incentive opportunity, or a material reduction in the aggregate value of the Participant’s benefits under the employee benefit plans, programs and policies in which the Participant participates; a material diminution in the Participant’s reporting relationship, title or responsibilities, or a requirement by the Company or its Subsidiary to which the Participant does not consent that the Participant move the principal place of business at or from which the Participant works by more than 50 miles, if such relocation results in an increase in the Participant’s daily commute by more than 10 miles each way.

“Grantee” means an Eligible Person granted Restricted Stock or Phantom Shares, or granted other equity-based Awards pursuant to Section 7 (but not an Optionee).

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” have the meaning set forth in Section 8.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s 2007 Equity Incentive Plan, as in effect from time to time (including the Plan as originally adopted and as it has been or may be amended from time to time).

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 60 with 15 consecutive years of service with the Company and or its Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 6.4(c).

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, or Director, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

EXHIBIT A

TO THE 2007 EQUITY INCENTIVE PLAN

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 5 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination of them) with respect to one or more of the Company, any Subsidiary, or any division or operating unit of the Company or its Subsidiaries:

1)	earnings, including pre or post interest, taxes, depreciation, amortization, or any combination

2)	growth in operating income, profit margins, including gross, net and other

3)	enhanced or achievement of specified levels of revenues

4)	reduction in operating costs, including G&A and SG&A type costs

5)	home sale price, or cost per home

6)	number of homes sold

7)	growth in backlog

8)	growth in market share

9)	growth or improved management of community count

10)	number or dollar amount of mortgages originated or placed

11)	cash flow, including increases to cash

12)	monetizing underperforming and inactive assets

13)	attraction of new capital sources

14)	securities sold, both debt and equity

15)	increase in book value per share

16)	various return or balance sheet ratios

17)	reduction in or improved management of joint ventures

18)	favorable resolution of disputes and claims

19)	customer satisfaction ratings

20)	increase in energy efficiency of product

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, a per share (actual or diluted) or other similar basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of the periodic reports it files with the Securities and Exchange Commission (or, if it does not file reports with the Securities and Exchange Commission, in the preparation of reports to stockholders).

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time when it establishes particular Performance Goals, the Committee may at any time adjust any of the Performance Criteria described above to take account of items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a component of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year. However, in no event can the committee use any form of discretion to increase any compensation payable that would be otherwise due upon attainment of a goal.

EXHIBIT 2

LENNAR CORPORATION

2012 INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan

The purpose of the Plan is to enable the Committee to establish performance goals for selected officers and other key employees of Lennar and its subsidiaries, to determine bonuses which will be awarded to selected officers and other key employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2.	Definitions

As used in this Plan, the following definitions apply:

(a) “Associate” means an employee of the Company.

(b) “Bonus” means the bonus to which an Associate is entitled under a bonus arrangement established by the Committee under the Plan.

(c) “Bonus Formula” means the formula for calculating an Associate’s Bonus on the basis of a performance goal established under the Plan or otherwise.

(d) “Committee” means the Compensation Committee of Lennar’s Board of Directors or a subcommittee of such Compensation Committee consisting solely of at least two Outside Directors; provided that no action taken by the Committee shall be invalidated because any or all of the members of the Committee fails to satisfy the Outside Director requirement.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means Lennar and its more than 50% owned subsidiaries.

(g) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(h) “Equity Incentive Plan” means the Lennar Corporation 2007 Equity Incentive Plan.

(i) “Lennar” means Lennar Corporation, a Delaware corporation.

(j) “Outside Director” means a director of Lennar who qualifies as an independent director for the purposes of Section 162(m) of the Code.

(k) “Plan” means this Lennar Corporation 2012 Incentive Compensation Plan.

3.	Authority to Establish Performance Goals and Bonuses

(a) The Committee will have the authority to establish for any Associate who is an officer or a key Associate of the Company, a performance goal and a Bonus Formula related to that performance goal, for any fiscal year of Lennar, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula may be based upon the extent of achievement of specified levels of one or more of the business criteria specified on Exhibit A hereto. The Bonus Formula for an Associate shall be established in writing by the Committee (i) before the commencement of the period of service to which the Bonus Formula relates, or (ii) not later than 90 days after the commencement of the period of service to which the Bonus Formula relates (provided that the outcome is substantially uncertain at the time the Committee actually establishes the Bonus Formula, and provided, further, that the Bonus Formula is not established after 25% or more of the period of service (as determined in good faith at the time the Bonus Formula is established) has elapsed). Notwithstanding the foregoing, in the case of any Bonus for which an exception from the limitations of Section 162(m) is not being sought, the Committee may grant such Bonus on bases other than as contemplated above; it being understood that the Committee can grant two Bonuses to any one Associate (i.e., a Bonus for which such an exception is sought, and a separate Bonus for which such an exception is not sought).

(b) The Committee may determine the Bonus Formula which will determine the Bonus an Associate will receive with regard to a fiscal year or other period. However, no Associate may be awarded a Bonus for any fiscal year in excess of the greater of (i) $3.0 million or (ii) 2% of the consolidated pre-tax income of Lennar in that fiscal year. Notwithstanding any other provision hereof, the Committee may, at any time before it issues a certification in respect of an Associate’s Bonus as contemplated by Section 4, in its discretion, eliminate or reduce the amount payable as a Bonus to that particular Associate (and the reduced amount (or zero dollars, in the case of an elimination) shall thereupon be the amount of the Associate’s Bonus under the Plan for the fiscal year).

(c) When the Committee establishes a performance goal and Bonus Formula for an Associate, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Associate ceases to be employed by the Company before the bonus is paid in full.

(d) The Committee may delegate to such other person or persons (including, without limitation, the Chief Executive Officer of, or the person in charge of human resources for, Lennar) as the Committee shall determine in its sole discretion, all or part of the Committee’s authority and duties with respect to Bonuses where an exception from the limitations of Section 162(m) of the Code is not sought. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Bonuses that may be made under the delegation. The Committee may revoke, or amend the terms of, a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the delegation when they were taken.

(e) The Committee may determine that Bonuses shall be paid in cash or stock (or other forms of equity-based grants), or a combination of cash and stock (or other equity-based grants). The Committee may provide that any such stock or grants be made under the 2007 Equity Incentive Plan or any other equity-based plan or program of Lennar and, notwithstanding any provision of the Plan to the contrary, in the case of any such grant, the grant shall be governed in all respects by the 2007 Equity Incentive Plan or such other plan or program of Lennar.

4.	Review of Payment of Bonuses

Promptly after the end of each fiscal year of Lennar, the management of Lennar will present to the Committee a list showing with regard to each Associate who has become entitled to a Bonus with regard to that fiscal year (i) the Associate’s performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Associate’s Bonus Formula, and (iii) the Bonus to which the Associate is entitled with regard to the fiscal year. No Bonus may be paid to an Associate with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Associate shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Associate with regard to the fiscal year.

5.	Administration of the Plan

(a) The Plan will be administered by the Committee.

(b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Associate under the Plan, and any determination of the Committee regarding the Bonus to which any Associate is entitled, will bind the Company and all Associates who are affected by it.

(c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Associates. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for employees who hold similar positions.

(d) The obligations of Lennar under the Plan are unsecured and constitute mere promises by Lennar to make payments in the future out of its general assets. To the extent that an Associate acquires a right to receive payments from Lennar hereunder, such right shall be that of a general unsecured creditor of Lennar. The obligations under the Plan are not intended to be funded obligations for tax purposes and shall be construed in a manner that is consistent with this intent. The Plan does not give rise to a fiduciary relationship between the Board or Committee, on the one hand, and Associates, their beneficiaries or any other persons, on the other.

6.	No Rights to Continued Employment

Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

7.	Effective Date

This Plan is effective as of January 12, 2012, provided that the stockholders of Lennar approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of Lennar approve this Plan. However, no Bonuses will be paid under this Plan unless it is approved by the stockholders of Lennar.

8.	Amendments of the Plan

The Committee may, with the approval of the Board of Directors of Lennar, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Associate with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of Lennar. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Associate, or affect any Associate’s right to receive a Bonus which has been earned as a result of achievement of a performance goal under a Bonus Formula established for the Associate before the amendment, unless the Associate consents to the change.

9.	Exculpation and Indemnification

Lennar shall indemnify and hold harmless the members of the Board and the members of the Committee to the fullest extent permitted by Lennar’s Certificate of Incorporation from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities or obligations under the Plan.

10.	Termination of the Plan

The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of Lennar. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Associate to receive payments of a Bonus which the Associate earned before the Plan is terminated.

* * *

As approved by the Board of Directors on January 12, 2012

EXHIBIT A

TO THE 2012 INCENTIVE COMPENSATION PLAN

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 5 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination of them) with respect to one or more of the Company, any Subsidiary, or any division or operating unit of the Company or its Subsidiaries:

1)	earnings, including pre or post interest, taxes, depreciation, amortization, or any combination

2)	growth in operating income, profit margins, including gross, net and other

3)	enhanced or achievement of specified levels of revenues

4)	reduction in operating costs, including G&A and SG&A type costs

5)	home sale price, or cost per home

6)	number of homes sold

7)	growth in backlog

8)	growth in market share

9)	growth or improved management of community count

10)	number or dollar amount of mortgages originated or placed

11)	cash flow, including increases to cash

12)	monetizing underperforming and inactive assets

13)	attraction of new capital sources

14)	securities sold, both debt and equity

15)	increase in book value per share

16)	various return or balance sheet ratios

17)	reduction in or improved management of joint ventures

18)	favorable resolution of disputes and claims

19)	customer satisfaction ratings

20)	increase in energy efficiency of product

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, a per share (actual or diluted) or other similar basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of the periodic reports it files with the Securities and Exchange Commission (or, if it does not file reports with the Securities and Exchange Commission, in the preparation of reports to stockholders).

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time when it establishes particular Performance Goals, the Committee may at any time adjust any of the Performance Criteria described above to take account of items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a component of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year. However, in no event can the committee use any form of discretion to increase any compensation payable that would be otherwise due upon attainment of a goal.

LENNAR CORPORATION ATTN: LEGAL DEPARTMENT 700 N.W. 107TH AVENUE MIAMI, FL 33172

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold		For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	All	All		Except
1. Election of Directors	☐	☐		☐
Nominees

01 Irving Bolotin 02 Steven L. Gerard 03 Theron I. (Tig) Gilliam 04 Sherrill W. Hudson 05 R. Kirk Landon
06 Sidney Lapidus 07 Stuart A. Miller 08 Jeffrey Sonnenfeld

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2 To approve the Company’s compensation of named executive officers (a non-binding “say-on-pay” vote).						☐	☐	☐
3 To approve amendments to the Company’s 2007 Equity Incentive Plan.						☐	☐	☐
4 To approve the Company’s 2012 Incentive Compensation Plan.						☐	☐	☐
5 To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 30, 2012.						☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:						For	Against	Abstain
6 Stockholder proposal regarding the Company’s energy use practices.						☐	☐	☐
NOTE: In the proxy holders best judgment with respect to any other matters that properly come to a vote at the annual meeting.

For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign your name exactly as it appears above. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

LENNAR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF LENNAR CORPORATION
ANNUAL MEETING OF STOCKHOLDERS ON APRIL 11, 2012

The undersigned appoint(s) Stuart A. Miller, Bruce E. Gross and Mark Sustana, or any of them, as proxies, each with the power to appoint a substitute, and authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock (LEN) and Class B common stock (LEN. B) of Lennar Corporation that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Lennar Corporation to be held at 11:00 a.m. Eastern Time on Wednesday, April 11, 2012 at 700 Northwest 107th Avenue, Second Floor, Miami, Florida, 33172 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD’S DIRECTOR NOMINEES, FOR PROPOSAL 2 TO APPROVE THE COMPANY’S COMPENSATION OF NAMED EXECUTIVE OFFICERS, FOR PROPOSALS 3, 4 AND 5, AND AGAINST PROPOSAL 6, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE